UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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RAIT FINANCIAL TRUST

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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RAIT FINANCIAL TRUST

Principal executive office address through April 23, 2016:

2929 Arch Street, 17th Floor

Philadelphia, PA 19104

Principal executive office address after April 23, 2016:

Two Logan Square

100 North 18th Street, 23rd Floor

Philadelphia, PA 19103

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 24, 2016

To the Shareholders of RAIT FINANCIAL TRUST:

Notice is hereby given that the annual meeting (the “Annual Meeting”) of shareholders of RAIT FINANCIAL TRUST, a Maryland real estate investment trust (“RAIT”), will be held in the Davos Room at the Hub at Commerce Square, 2001 Market Street, Suite 210, Philadelphia, Pennsylvania 19103, on Tuesday, May 24, 2016, at 9:00 A.M., Philadelphia time, for the following purposes:

1. To elect nine trustees to serve until the next annual meeting of shareholders in 2017.

2. To approve the selection of KPMG LLP as the independent registered public accounting firm for RAIT for the fiscal year ending December 31, 2016.

3. To transact such other business as may properly be brought before the Annual Meeting and any adjournment, postponement or continuation thereof.

Only shareholders of record on the books of RAIT at the close of business on March 28, 2016 will be entitled to notice of and to vote at the Annual Meeting or any adjournment, postponement or continuation thereof. A list of shareholders entitled to vote at the Annual Meeting will be available for inspection at the Annual Meeting and at the offices of RAIT given above. The stock transfer books will not be closed.

SHAREHOLDERS CAN HELP AVOID THE NECESSITY AND EXPENSE OF SENDING FOLLOW-UP LETTERS TO ASSURE A QUORUM BY PROMPTLY RETURNING THE ENCLOSED PROXY. THE ENCLOSED ADDRESSED ENVELOPE REQUIRES NO POSTAGE AND YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE ITS USE.

By order of the Board of Trustees,

/s/ ANDERS LAREN
Anders Laren
Secretary

April 14, 2016

RAIT Financial Trust

Proxy Statement

RAIT FINANCIAL TRUST

Principal executive office address through April 23, 2016:

2929 Arch Street, 17th Floor

Philadelphia, PA 19104

Principal executive office address after April 23, 2016:

Two Logan Square

100 North 18th Street, 23rd Floor

Philadelphia, PA 19103

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

GENERAL

Introduction

The 2016 annual meeting of shareholders of RAIT Financial Trust, or the annual meeting, will be held on Tuesday, May 24, 2016, at 9:00 A.M., Philadelphia time, in the Davos Room at the Hub at Commerce Square, 2001 Market Street, Suite 210, Philadelphia, Pennsylvania 19103, for the purposes set forth in the accompanying notice. Only shareholders of record at the close of business on March 28, 2016 will be entitled to notice of and to vote at the annual meeting. Unless we have indicated otherwise, or the context otherwise requires, references in this proxy statement to “RAIT,” “we,” “us,” and “our” or similar terms are to RAIT Financial Trust and its subsidiaries. If you wish to attend the annual meeting and vote in person, you may contact RAIT’s Investor Relations at (215) 243-9000 for directions.

This statement is furnished in connection with the solicitation by the board of trustees of RAIT, or the board, of proxies from holders of our common shares of beneficial interest, par value $0.03 per share, or common shares, to be used at the annual meeting, and at any and all adjournments, postponements or continuations thereof. Proxies in the accompanying form, properly executed and duly returned to RAIT, and not revoked, will be voted at the annual meeting and any and all adjournments, postponements or continuations thereof.

We will send this proxy statement and the accompanying form of proxy on or about April 18, 2016 to shareholders of record of common shares as of March 28, 2016.

Revocation of Proxy

If a proxy in the accompanying form is executed and returned, it may nevertheless be revoked at any time before its exercise by giving written notice of revocation to our secretary at the address given at the top of this page, by submitting a later dated proxy or by attending the annual meeting and voting in person.

Expenses and Manner of Solicitation

We will bear the cost of soliciting proxies. Our trustees, officers and regular employees may solicit proxies either personally, by letter or by telephone. We will not specifically compensate our trustees, officers or employees for soliciting proxies. We expect to reimburse banks, brokers, and other persons for their reasonable out-of-pocket expenses in handling proxy materials for beneficial owners of our common shares.

VOTING AT THE ANNUAL MEETING

At the annual meeting, only those holders of common shares at the close of business on March 28, 2016, the record date, will be entitled to vote. As of the record date, 91,878,955 common shares were outstanding. Each holder is entitled to one vote per share on each matter of business properly brought before the annual meeting.

Shareholders do not have cumulative voting rights. RAIT has an authorized capitalization of 225,000,000 shares of beneficial interest, consisting of 200,000,000 common shares and 25,000,000 preferred shares of beneficial interest, par value $0.01 per share.

The presence at the annual meeting in person or by proxy of holders of outstanding common shares entitled to cast a majority of all the votes entitled to be cast at the annual meeting will constitute a quorum. The presence of a quorum for any proposal establishes a quorum for all of the proposals, even if holders of outstanding common shares entitled to cast a majority of all the votes entitled to be cast at the annual meeting do not vote on all of the proposals.

Common shares represented at the annual meeting in person or by proxy but not voted on one or more proposals will be included in determining the presence of a quorum for all of the proposals, but will not be considered cast on any proposal on which they were not voted. A failure by brokers to vote in person or by proxy common shares held by them in nominee name will mean that such common shares will not be counted for the purposes of establishing a quorum and will not be voted.

We refer to the situation where a broker does not receive voting instructions from the beneficial owner of common shares on a particular matter and indicates on the proxy delivered with respect to such common shares that it does not have discretionary authority to vote on that matter as a broker “non-vote.” For broker non-votes, those common shares will be considered as present for the purpose of determining whether a quorum exists, but will not be considered cast on any proposal on which they were not voted. With respect to abstentions, those common shares will be considered as present for the purpose of determining whether a quorum exists, but will not be considered cast on any matter.

Brokers that are member firms of the New York Stock Exchange, or NYSE, and who hold common shares in street name for customers generally may vote their customers’ shares on proposals considered a “routine” matter under the NYSE rules and may not vote their customers’ shares on proposals that are not considered a “routine” matter under the NYSE rules if the customers have not furnished voting instructions within a specified period of time prior to the annual meeting. Proposal One described below is not considered a “routine” matter under the NYSE rules. Proposal Two described below is considered a “routine” matter under the NYSE rules.

Proposal 1. The number of votes required in order to be elected as a trustee is dependent on whether an election is contested or uncontested. Our bylaws define an election as uncontested if no shareholder provides proper notice of an intention to nominate one or more candidates to compete with the board’s nominees in a trustee election, or if any such shareholders have withdrawn all such nominations at least five days prior to the mailing of notice of the meeting to shareholders. As no such notice has been provided, the trustee election described in Proposal 1 below is an uncontested election. In order to be elected as a trustee in an uncontested election as described in Proposal 1 below, each trustee is elected by a majority of votes cast with respect to such trustee nominee at a meeting of shareholders duly called and at which a quorum is present. A “majority of votes cast” means that the number of shares voted “for” a trustee’s election exceeds 50% of the total number of votes cast with respect to that trustee’s election. Votes “cast” includes votes “for”, votes to withhold authority and votes “against” and “no” votes, but excludes abstentions with respect to a trustee’s election or with respect to the election of trustees in general. In the case of any contested election, our bylaws provide that trustees shall be elected by a plurality of votes cast at a meeting of shareholders duly called and at which a quorum is present.

If an incumbent trustee nominated for election as a trustee receives a greater number of “withhold”, “against” or “no” votes for his or her election than votes “for” such election, or a majority against vote, then our bylaws require that trustee, as a holdover trustee under Maryland law, to tender an offer of his or her resignation to the board for consideration promptly following certification of such vote. The nominating and governance committee, or the nominating committee, must promptly consider any resignation offer so tendered and a range of possible responses, based on any facts or circumstances they consider relevant, and make a recommendation to the board as to the response to the resignation offer. If each member of the nominating committee received a majority against vote at the same election, then the independent trustees (as defined in our declaration of trust) who did not receive a majority against vote will appoint a committee among themselves to consider the resignation offers and to recommend to the board a response to the resignation offers. The board of trustees shall take action on the nominating committee’s recommendation (or committee of independent trustees’ recommendation) within 90 days following certification of the shareholder vote. Any trustee whose resignation is under consideration must abstain from participating in any board or committee deliberations regarding the acceptance of his or her offer of resignation or the offer of resignation of any other trustee tendered because that trustee received a majority against vote.

If an incumbent trustee’s offer of resignation is accepted by the board, then such trustee shall cease to be a member of the board upon the effective date of acceptance by the board of the offer of resignation. If an incumbent trustee’s offer of resignation is not accepted by the board, then such trustee shall continue to serve until the earlier of the next annual meeting and until his or her successor is elected and qualifies and his or her subsequent resignation or removal.

If any nominee for trustee who is not an incumbent fails in an uncontested election to receive a majority of votes cast at a meeting of shareholders duly called and at which a quorum is present, such nominee shall not be elected and shall not take office. All of the board’s nominees for election as a trustee at the annual meeting are incumbents. If an incumbent trustee’s offer of resignation is accepted by the board, or if a non-incumbent nominee for trustee is not elected, the board may fill any resulting vacancy pursuant to our bylaws or may decrease the size of the board pursuant to our declaration of trust.

Proposal 2. The affirmative vote of the holders of at least a majority of the votes cast at the annual meeting at which a quorum is present is required to approve the selection of KPMG LLP, or KPMG, as our independent registered public accounting firm as described in our discussion of Proposal 2 below.

Proposal 3. For any other matter which may properly come before the annual meeting as described in our discussion of Proposal 3 below, the affirmative vote of the holders of at least a majority of the votes cast at the annual meeting at which a quorum is present is required, either in person or by proxy, for approval, unless otherwise required by law or our declaration of trust, as amended.

Any proxy not specifying to the contrary, and not designated as a broker non-vote, will be voted FOR:

•	the election of the trustees; and

•	the approval of the selection of KPMG as the independent registered public accounting firm for RAIT for the fiscal year ending December 31, 2016.

Should any matters not described above be properly presented at the meeting, the persons named in the proxy will vote in accordance with their judgment. The proxy authorizes these persons, in their discretion, to vote upon such matters as may properly be brought before the meeting or any adjournment, postponement or continuation thereof.

PROPOSAL 1. ELECTION OF TRUSTEES

Trustees

Our by-laws provide that the number of trustees shall be fixed by resolution of the board, provided that there shall be a minimum of three and a maximum of nine trustees. The board has fixed the number of trustees at nine. All trustees are elected for a term of one year or until their successors are elected and qualified. The board, upon the recommendation of its nominating committee, has nominated Scott F. Schaeffer, Andrew Batinovich, Edward S. Brown, Frank A. Farnesi, S. Kristin Kim, Michael J. Malter, Jon C. Sarkisian, Andrew M. Silberstein and Murray Stempel, III for election at the annual meeting for a term to expire at the 2017 annual meeting or until their successors are elected or appointed.

THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE NOMINEES NAMED IN PROPOSAL 1.

It is the intention of the persons named in the enclosed proxy, in the absence of a contrary direction, to vote for the election of all of the nominees named in Proposal 1. Should any of the nominees become unable or refuse to accept nomination or election as a trustee, the persons named as proxies intend to vote for the election of such other person as the nominating committee may recommend. The board knows of no reason why any of the nominees might be unable or refuse to accept nomination or election.

Information is set forth below regarding the principal occupation of each nominee.

Names of Trustees, Principal Occupations and Other Information

Scott F. Schaeffer, age 53, has served as our chairman of the board and as a trustee since December 2010, chief executive officer, or CEO, since February 2009, our president from February 2008 to January 2014, our chief operating officer from February 2008 to February 2009, our co-president and co-chief operating officer from December 2006 to February 2008 and our president and chief operating officer from September 2000 to December 2006. Mr. Schaeffer serves on the board of directors of Independence Realty Trust, Inc., or IRT, our real estate investment trust, or REIT, subsidiary whose shares of common stock, or IRT common stock, trade on the NYSE MKT under the trading symbol IRT. Mr. Schaeffer has served as the chairman of the board of directors and as a director of IRT since we acquired IRT in January 2011. Mr. Schaeffer served as a director of Resource America, Inc. (a publicly traded specialty finance company), or Resource America, from 1997 to 2002, the vice chairman of the board of directors of Resource America from 1998 to 2000, the executive vice president of Resource America from 1997 to 1998, and a senior vice president of Resource America from 1995 to 1997. Mr. Schaeffer also served as President of Resource Properties, Inc. (a wholly-owned real estate subsidiary of Resource America) from 1992 to 2000.

Andrew Batinovich, age 57, has served as a trustee of RAIT since March 2013. Mr. Batinovich currently serves as President and Chief Executive Officer of Glenborough, LLC, a privately held full service real estate investment and management company focused on the acquisition, management and leasing of institutional quality commercial properties. Since August 2013, an affiliate of Glenborough, LLC has served as the advisor of Strategic Realty Trust, Inc., a public non-traded REIT that owns primarily grocery anchored shopping centers, and Mr. Batinovich has served as CEO and a director of Strategic Realty Trust. In 2010, Mr. Batinovich led a private investor group in acquiring Glenborough, LLC and related real estate assets that were originally part of Glenborough Realty Trust, a NYSE listed real estate investment trust, or REIT, which was sold to affiliates of Morgan Stanley in 2006. From December 2006 to October 2010, Mr. Batinovich served as President and Chief Executive Officer of Glenborough, LLC, a company formed by an affiliate of Morgan Stanley to acquire Glenborough Realty Trust. In connection with the 2006 transaction, Mr. Batinovich and the Glenborough Realty Trust senior management team were retained to operate the new private entity, and the team remains together in the newly re-acquired Glenborough, LLC. In 1996, Mr. Batinovich co-founded Glenborough Realty Trust and was President and Chief Executive Officer and a director at the time of the sale in 2006. Mr. Batinovich was appointed President of Glenborough Realty Trust in 1997 and Chief Executive Officer in 2003. He also served as Chief Operating Officer and Chief Financial Operator during his tenure at Glenborough Realty Trust. Prior to founding Glenborough Realty Trust, Mr. Batinovich served as Chief Operating Officer and Chief Financial Officer of Glenborough Corporation until 1996 when it was merged into Glenborough Realty Trust. Glenborough Corporation was a private real estate investment and management company that completed a number of private placements of office, industrial, residential and hotel properties. Prior to joining Glenborough Corporation in 1983, Mr. Batinovich was an officer of Security Pacific National Bank. Mr. Batinovich is a director of Sunstone Hotel Investors, Inc., a NYSE listed real estate investment trust focused on hotel properties. He also serves as a trustee of the American University of Paris.

Edward S. Brown, age 75, has served as a trustee of RAIT since June 1999. Mr. Brown has been president of The Edward S. Brown Group (a real estate development company) since 1985.

Frank A. Farnesi, age 69, has served as a trustee of RAIT since December 2006 when he joined the board in connection with our acquisition of Taberna Realty Finance Trust, or TRFT, in December 2006, or the TRFT acquisition. He was a member of TRFT’s board from April 2005 until the TRFT acquisition in December 2006. He is a retired partner of the international accounting firm of KPMG LLP, where he worked from 1969 to 2001. Before retiring from KPMG, he was the Pennsylvania business unit partner in charge of tax. He also served as national partner in charge of tax compliance and worked with a wide variety of clients in the banking, real estate, technology and private equity fields. He currently serves as the non-executive chairman of the board of directors of Beneficial Bancorp, Inc., a publicly held stock holding company for Beneficial Bank, a Pennsylvania chartered savings bank. He also currently serves on the board of directors of the Faith in the Future Foundation, a not-for-profit organization.

S. Kristin Kim, age 52, has served as a trustee of RAIT since October 2003. Ms. Kim is the founder of Sansori, which has provided innovative educational programs and offered strategic planning services for social ventures since 2009. Prior to Sansori, Ms. Kim was president of AllLearn, an online education venture among Oxford, Stanford, and Yale Universities from November 2002 until 2006, having joined AllLearn in January 2001 as its general counsel. From 1999 to 2001, Ms. Kim held several senior positions at Harvard University’s John F. Kennedy School of Government, including Director for New Initiatives. From 1989 to 1999, she was an attorney at the law firm of Simpson Thacher & Bartlett.

Michael J. Malter, age 58, has served as a trustee of RAIT Financial Trust since November 2015. He is a retired investment banker having served in a variety of senior management positions at JPMorgan Chase & Co., or JPM, a financial services firm, and its predecessor firms from 1988 until 2005. He retired as the Co-Head of the Global Financial Institutions Group of JPM in 2005. From 2003 to 2005, he was responsible for oversight of JPM’s banking and investment banking activities with banks and other financial institutions; oversaw mergers and acquisitions assignments, strategic advisory work, capital raising, hedging and derivatives assignments and lending; and was a member of the management committee of JPM’s investment banking division. From 2001 to 2003, he was responsible for JPM’s structured finance businesses in North America and the investment grade capital markets and origination business and was a member of the management committee of the North American Credit Markets Division. In the period from 1988 to 2001, he held a series of management positions with JPM’s predecessors responsible for commercial mortgage loan origination, securitization and trading, asset-backed securities and conduit lending. Mr. Malter currently serves as a director or member of the advisory committee of four investment vehicles that each use Varadero Capital, L.P., an SEC registered investment adviser, as their respective investment manager. Several of these investment vehicles use strategies that focus primarily on investing in asset-backed securities, including investment- and non-investment-grade residential and commercial mortgage-backed securities and collateralized debt obligations.

Jon C. Sarkisian, age 54, has served as a trustee of RAIT since December 2011. Mr. Sarkisian has been an executive vice president of CBRE Group, Inc., or CBRE, a publicly traded commercial real estate services firm, since July 2003. Mr. Sarkisian joined CBRE when it acquired Insignia/ESG, or Insignia, a commercial real estate services firm, in July 2003. Mr. Sarkisian was an executive vice president at Insignia from June 1998 to July 2003. Mr. Sarkisian joined Insignia when it acquired Jackson-Cross Company, or Jackson-Cross, a commercial real estate services firm, in June 1998. Mr. Sarkisian was a senior vice president for Jackson-Cross from October 1988 to June 1998.

Andrew M. Silberstein, age 48, has served as a Trustee of RAIT since October 2012 when he was designated by ARS VI Investor I, LP (f/k/a ARS VI Investor I, LLC), or the investor, to serve on our board of trustees pursuant to the securities purchase agreement, or the purchase agreement, dated as of October 1, 2012 among ourselves, designated subsidiaries of ours and the investor. We refer to the transactions contemplated by the purchase agreement as the investor transactions. The investor is an affiliate of Almanac Realty Investors, LLC, or Almanac, a provider of capital to real estate companies. Mr. Silberstein is a partner of Almanac and joined the predecessor to Almanac, Rothschild Realty Managers, as a managing director in 2009. From 2004 to 2008, Mr. Silberstein served as the chief investment officer and chief operating officer for Stoltz Real Estate, a real estate company. Prior to that, Mr. Silberstein worked in real estate investment banking and private equity, first at Bear Stearns & Company from 1994 to 1998 as a vice president and then at Morgan Stanley from 1999 to 2004 as an executive director. Mr. Silberstein serves on the boards of the following real estate companies: WPT Industrial Real Estate Investment Trust, listed on the Toronto Stock Exchange, Westcore Properties, Winter Properties, Slate Asset Management and Claros REIT Holdings.

Murray Stempel, III, age 61, has served as the lead trustee of RAIT since January 2014 and as a trustee of RAIT since December 2006 when he joined the board in connection with the TRFT acquisition. He was a member of TRFT’s board of trustees from April 2005 until the TRFT acquisition in December 2006. Mr. Stempel has served as a director of Royal Bancshares of Pennsylvania, Inc., or Royal Bancshares, a publicly traded bank holding company, since 2008, including service as the vice chairman of Royal Bancshares through 2012. From 2004 until 2008, he served as executive vice president and chief lending officer at Royal Bank America, a wholly-owned bank subsidiary of Royal Bancshares, responsible for the day-to-day management of the bank. From 2000 to 2004, he was a senior vice president at Royal Bank America.

Our nominating committee has not adopted specific, minimum qualifications or specific qualities or skills that must be met by a nominating committee-recommended nominee. For a discussion of the methods the nominating committee uses for identifying and evaluating nominees for trustee, see “Information Concerning Our Board of Trustees, Committees and Governance-Nominating and Governance Committee.” Set forth below is a brief discussion of the specific experience, qualifications, attributes or skills that led to the conclusion that each person listed above should serve as a trustee of RAIT:

Mr. Schaeffer has served as an executive officer of RAIT for the past 15 years and currently serves as our chairman of the board and chief executive officer. He has spent the past 30 years with RAIT and other businesses focused on investing in commercial real estate, which gives him broad knowledge of, and experience addressing, the operational, financial and strategic issues and opportunities facing specialty finance companies like RAIT.

Mr. Batinovich has a significant real estate-related professional background and many years of real estate-related experience, including previously held senior-executive level positions, other public company board experience, an extensive background and experience with REITs and in real estate and finance transactions.

Mr. Brown has over 31 years’ experience as president of a company focused on investing in commercial real estate, which gives him a broad understanding of the challenges and opportunities relating to RAIT’s investment portfolio and new business initiatives in this sector. His experience is coupled with knowledge of financial matters and financial reporting.

Mr. Farnesi’s experience in leadership roles within KPMG, including his position as national partner in charge of tax compliance, and his years of experience providing advisory services to a wide variety of clients give him a significant financial, accounting and tax background.

Ms. Kim has significant experience founding, leading or having senior roles in organizations focused on leadership and education. She also has broad legal experience in the international capital markets.

Mr. Malter has significant investment banking and capital markets experience, including experience with a wide variety of financing strategies and structures.

Mr. Sarkisian has over 27 years’ experience in commercial real estate and plays a leading role in the Philadelphia region for a major commercial real estate company.

Mr. Silberstein has substantial experience in real estate and finance transactions. Mr. Silberstein was also designated by the investor to serve on our board of trustees pursuant to the purchase agreement.

Mr. Stempel is a director, and previously served as a senior officer, of a publicly traded bank holding company with broad finance and operational experience, including real estate and real estate lending experience.

Information Concerning Our Board of Trustees, Committees and Governance

Board Leadership Structure

Our common shares are listed on the NYSE under the symbol “RAS” and we are subject to the NYSE’s listing standards. We have adopted trust governance guidelines and charters for the audit, compensation and nominating committees of the board intended to satisfy NYSE listing standards. On November 4, 2015, on the recommendation of the nominating committee, the board amended its trust governance guidelines to establish a standing risk management committee of the board, or the risk management committee, and adopted a charter for the risk management committee. We have also adopted a code of business conduct and ethics, or the code, for our trustees, officers and employees intended to satisfy NYSE listing standards and the definition of a “code of ethics” set forth in applicable Securities and Exchange Commission, or SEC, rules. Our trust governance guidelines, code and these charters are available on our website at www.rait.com.

Our trust governance guidelines provide that the board has no policy in principle with respect to the separation of the offices of chairman and the chief executive officer and that this issue is part of the succession planning process within the scope of the board’s authority to decide. Since December 31, 2010, Scott F. Schaeffer has served as both chairman and chief executive officer. From December 2006 to December 2010, the offices were separated with Mr. Schaeffer serving as chief executive officer. Prior to December 2006, the offices were combined. The board believes that the trust governance guidelines provide it with appropriate flexibility to determine from time to time the leadership structure for RAIT that best enables it to pursue its business strategies and goals. In January 2014, on the recommendation of our nominating committee, the board modified its board leadership structure by adopting a lead trustee charter and (with Mr. Stempel abstaining) appointed Mr. Stempel to serve as the lead trustee. The lead trustee charter provides that if, at any time the chairman of the board is not an individual who is an independent trustee serving on the board within the meaning of the trustee independence standards set forth in our trust governance guidelines, the board considers it useful and appropriate to appoint an independent trustee to have the responsibilities and authority set forth below and hold the title “lead trustee.” The specific responsibilities and authority of the lead trustee, when acting in such capacity principally include the following:

•	presides at all meetings of the board at which the chairman is not present, including executive sessions of the independent trustees and/or the non-management trustees;

•	serves as liaison between the chairman and the independent trustees and/or the non-management trustees;

•	approves information sent to the board;

•	approves meeting agendas for the board;

•	approves meeting schedules to assure that there is sufficient time for discussion of all agenda items;

•	has the authority to call meetings of the independent trustees and/or the non-management trustees;

•	if requested by major shareholders, ensures that he or she is available for consultation and direct communication; and

•	such other responsibilities and authority as may be granted to the lead trustee by the board at any time and from time to time.

The lead trustee charter provides that the lead trustee is appointed by and from the independent trustees by vote of a majority of the independent trustees for a term of one year and thereafter until the appointment of his or her successor or until such earlier time as the lead trustee ceases to serve on the Board, resigns as lead trustee, is no longer an independent trustee or is replaced as lead trustee by a majority of the independent trustees or until such earlier time as the board elects a chairman that is an independent trustee.

The board considered Mr. Schaeffer’s significant experience in the industry and with RAIT as part of its rationale for deciding to combine the roles of chairman and chief executive officer. The board believes that its current leadership structure is appropriate at this time because it enhances Mr. Schaeffer’s ability to provide strong and consistent leadership and a unified voice for RAIT and because the board believes its governance processes, as reflected in RAIT’s trust governance guidelines, board committee charters and the appointment of a lead independent trustee, preserve board independence by ensuring independent discussion among trustees and independent evaluation of, and communication with, members of senior management. Mr. Schaeffer’s employment agreement provides that he agrees to continue to serve as the chairman, subject to the board’s right to elect a different person to serve as chairman, and that the election by the board of a different person to serve as chairman shall not be deemed to be good reason for Mr. Schaeffer to terminate his employment agreement so long as (i) he continues to have his duties assigned to him by the board and (ii) no executive officers or other employees of RAIT have their duties assigned to them by the chairman. Mr. Schaeffer’s employment agreement also provides that, during his employment term, RAIT will nominate him for election to the board at any meeting of the shareholders of RAIT where the election of the members of the board is included in the purposes of such meeting and that he shall serve as a member of the board subject to his election to the board by the shareholders.

Our trust governance guidelines provide that, at all times, a majority of the board must be comprised of persons who shall be independent within the meaning of RAIT’s trustee independence standards, or the independence standards, set forth in our trust governance guidelines, which are available on our website at the address given above. Among the requirements in our independence standards is the requirement that the trustee must meet all applicable requirements for independence under the listing standards of the primary exchange on which RAIT’s common shares trade and that the trustee must be an independent trustee as that term is defined in our declaration of trust. The board has determined that Mr. Batinovich, Mr. Brown, Mr. Farnesi, Ms. Kim, Mr. Malter, Mr. Sarkisian and Mr. Stempel each satisfy the independence standards, including the requirements for independence set out in Section 303A.02 of the rules of the NYSE, and that each of these trustees has no material relationships with RAIT (other than being a trustee and/or a shareholder of RAIT). Interested parties may communicate directly with the lead trustee or with the non-employee or independent trustees by sending their communications to our counsel, Ledgewood, P.C., or Ledgewood, at Two Commerce Square, 2001 Market Street, Suite 3400, Philadelphia, PA 19103. Shareholders may send communications to the board by sending them to Ledgewood as well. Ledgewood will forward these communications to the lead trustee, who will distribute them to the board members to whom the communications are addressed.

As set forth in our trust governance guidelines and in accordance with NYSE listing standards, the non-employee trustees meet in executive session quarterly without management and the independent trustees meet in executive session at least annually. The lead trustee, Mr. Stempel, presides at these executive sessions.

The board held a total of 15 meetings during 2015. The board currently has a standing audit committee of the board, or the audit committee, compensation committee, nominating committee and risk management committee. The trustees who serve on these committees, the current chairman of these committees and the number of meetings these committees held during 2015 are set forth below:

Board Member	Audit	Compensation	Nominating and Governance	Risk Management
Scott F. Schaeffer
Andrew Batinovich		X
Edward S. Brown	X	Chairman
Frank A. Farnesi(1)	Chairman			X
S. Kristin Kim(1)	X		X	Chairman
Michael J. Malter(1)(2)				X
Jon C. Sarkisian		X	X
Andrew M. Silberstein
Murray Stempel, III(1)		X	Chairman	X
Meetings held in 2015	17	7	6	1

(1)	On November 4, 2015, on the recommendation of the nominating committee, the board established a standing risk management committee of the board and appointed Ms. Kim, as chairman, Mr. Farnesi and Mr. Stempel to serve on the risk management committee. On February 23, 2016, on the recommendation of the nominating committee, the board increased the size of the risk management committee to four and appointed Mr. Malter to serve on the risk management committee.

(2)	On November 4, 2015, upon the recommendation of the nominating committee, the board increased the size of the board from eight trustees to nine trustees and elected Michael J. Malter to serve on the board.

During fiscal 2015, all incumbent trustees attended at least 75% of the aggregate of:

•	the total number of meetings of the board held during the period for which the trustee had been a trustee; and

•	the total number of meetings held by all committees of the board on which the trustee served during the periods that the trustee served.

It is the policy of the board that all trustees attend the annual meeting of shareholders of RAIT, if practicable. Seven of the eight trustees of RAIT serving at the time attended our 2015 annual meeting of shareholders.

In December 2011, Daniel Promislo retired from the board and as the chairman of the compensation committee. Mr. Promislo had served on the board since RAIT’s founding in August 1997 and, in recognition of his personal, in-depth knowledge of RAIT’s history and business, and the unusually valuable contributions he had made to RAIT since its inception, RAIT entered into a consulting agreement with Mr. Promislo, or the Promislo consulting agreement, designating him as a “trustee emeritus.” Mr. Promislo retired as trustee emeritus and terminated the Promislo consulting agreement as of December 31, 2015. Prior to this retirement, in this capacity, Mr. Promislo served as an advisor to the board, to the compensation committee and to RAIT’s management, and performed the duties as were reasonably assigned to him by the chairman of the board, the chairman of the compensation committee and/or by the chief executive officer of RAIT and other management. Mr. Promislo also attended meetings of the board and the compensation committee, and participated in the discussions that occur during the portions of such meetings which he attended. Mr. Promislo was not entitled to vote on any business coming before the board or the compensation committee, nor was Mr. Promislo counted as a member of the board or the compensation committee.

Board Role in Risk Oversight

The board oversees RAIT’s risk management process. At each regularly scheduled board meeting, the board receives reports related to risk management, including an update on credit risk and management’s risk mitigation efforts, where appropriate. These reports may come from management or from members of the board committees described below on their activities. Risk management is a company-wide function that is responsible for an integrated effort to identify, assess and manage risks that may affect our ability to execute on our business strategy and fulfill our business objectives. The board’s role is to oversee this function.

The audit committee enhances the board’s oversight of risk management. The audit committee’s role is also one of oversight, recognizing that management is responsible for executing RAIT’s risk management policies. The audit committee’s responsibilities include discussing with management RAIT’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including RAIT’s risk assessment and risk management policies. The audit committee also discusses guidelines and policies to govern the process by which risk assessment and management is undertaken.

The compensation committee also enhances the board’s oversight of risk management by considering the impact of RAIT’s compensation plans, and the incentives created by RAIT’s compensation plans, on RAIT’s risk profile. The chief financial officer, or CFO, makes an annual presentation to the compensation committee regarding compensation risk.

As discussed above, the risk management committee was appointed in November 2015 to further assist the board and the audit committee in supervising the enterprise risk management activities of RAIT and its subsidiaries and advise the board and the audit committee with respect to the enterprise risk management framework of RAIT. The risk management committee’s function is one of oversight solely and its members do not provide any expert advice as to RAIT’s risk management. While the risk management committee has these responsibilities, it is the job of RAIT’s chief executive officer and management to assess and manage RAIT’s exposure to risk. The charter for the risk management committee provides that the audit committee retains any authority required under the requirements of the NYSE, including that the audit committee continues to review in a general manner the process by which risk assessment and management is undertaken and will take the primary role with respect to reviewing such process with respect to financial disclosure/accounting risk. The risk management committee’s charter also provides that the compensation committee shall continue to take the primary role with respect to reviewing such process with respect to RAIT’s compensation policies and practices as they relate to RAIT’s risk management.

Audit Committee

The audit committee is appointed by the board to assist board oversight of:

•	the integrity of our financial statements,

•	our compliance with legal and regulatory requirements,

•	the independent registered public accounting firm’s qualifications and independence,

•	the performance of our internal audit function and of our independent registered public accounting firm, and

•	related party transactions (as defined in the trust governance guidelines).

For a discussion of the audit committee’s role in RAIT’s risk oversight, see “Board Role in Risk Oversight” above. For a discussion of the audit committee’s role serving as the conflicts committee in the oversight of related party transactions, see “Certain Relationships and Related Party Transactions” below. The audit committee also prepares the audit committee report required by the rules of the SEC to be included in our annual proxy statement. The audit committee has adopted the audit and non-audit services pre-approval guidelines attached as Appendix A to this proxy statement. The board has determined that Mr. Farnesi, Mr. Brown and Ms. Kim meet the independence standards, including the independence standards for audit committee members set forth in the listing standards of the NYSE and those set forth in Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, or the Exchange Act, and that Mr. Farnesi and Mr. Brown each qualify as an “audit committee financial expert” as that term is defined in applicable rules and regulations under the Exchange Act.

Audit Committee Report

In connection with the preparation and filing of RAIT Financial Trust’s, or RAIT, annual report on Form 10-K for the year ended December 31, 2015, or the annual report:

•	The audit committee of the board of trustees of RAIT, or the audit committee, has reviewed and discussed the audited financial statements to be included in the annual report with RAIT’s management;

•

The audit committee has discussed with RAIT’s independent registered public accounting firm, KPMG LLP, or KPMG, the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380),1 as adopted by the Public Company Accounting Oversight Board, or the PCAOB, in Rule 3200T;

•

The audit committee has received the written disclosures and the letter from KPMG required by applicable requirements of the PCAOB regarding KPMG’s communications with the audit committee concerning independence, and has discussed with KPMG the independence of KPMG and satisfied itself as to KPMG’s independence; and

•	Based on the review and discussions referred to above, the audit committee recommended to the board of trustees of RAIT that the audited financial statements be included in the annual report.

The audit committee has provided this report. This report shall not be deemed incorporated by reference by any general statement incorporating this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Act, and the Securities Exchange Act of 1934, as amended, or the Exchange Act, except to the extent RAIT specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.

The Audit Committee of the Board of Trustees:

Frank A. Farnesi, Chairman
Edward S. Brown
S. Kristin Kim

Compensation Committee

The compensation committee is appointed by the board and has direct responsibility for approving the compensation of our chief executive officer, our other executive officers and the non-employee trustees of RAIT. The compensation committee also has direct responsibility for administering our equity-based compensation plans and reviewing any extraordinary compensatory payments to any of our employees. Pursuant to these responsibilities, in 2015, the compensation committee reviewed the compensation of four executive officers and grants to officers and other employees of equity compensation under the 2012 RAIT Financial Trust incentive award plan, or the incentive award plan. In addition, the chairman of the compensation committee reviewed grants to be proposed to the independent compensation committee of IRT to officers and other employees of equity compensation under IRT’s long term incentive plan. For a discussion of the compensation committee’s role in RAIT’s risk oversight, see “Board Role in Risk Oversight” above and “Compensation Disclosure and Analysis-Implementing Our Objectives-Risk Management and RAIT’s Compensation Policies and Procedures” below.

In 2015, Mr. Schaeffer, our chairman, chief executive officer and president, set the compensation of anyone whose compensation was not set by the compensation committee based upon a discussion with the compensation committee of the amount of cash and equity awards that would constitute a pool for all employees and, if requested by the compensation committee, reported to the compensation committee on the basis for any unusually large individual compensation decision. Our chief financial officer included management’s estimate of bonus amounts in budgets for RAIT, and these estimates were reviewed by Mr. Schaeffer. These estimates of bonus amounts were necessary for budget purposes and therefore were established early in the year. In addition, with respect to officers whose compensation is set by the compensation committee, the committee determined the size of the bonus pool and the amount of the bonus it intended to give to Mr. Schaeffer in 2015. Mr. Schaeffer suggested bonus amounts to the compensation committee at year-end based on amounts then remaining in the bonus pool. Although these suggestions were advisory, they played a significant role in the compensation committee’s evaluation of individual performance. The compensation committee exercised final authority to determine all compensation decisions for which it was responsible, and was not restricted by these recommendations, estimates and suggestions. In 2015, Mr. Schaeffer and the other executive officers made recommendations to the compensation committee regarding the compensation committee’s implementation of short-term and long-term incentive compensation plans described below for three of RAIT’s executive officers, including proposing possible performance criteria. See “Compensation Disclosure and Analysis.”

Under its charter, the compensation committee has authority to retain compensation consultants, outside counsel, and other advisors that the committee deems appropriate, in its sole discretion, to assist it in discharging its duties, and to approve the terms of retention and fees to be paid to such consultants.

During 2015, the compensation committee engaged FPL Associates L.P., or FPL, to serve as the compensation committee’s independent compensation consultant. FPL was engaged to assist the compensation committee to conduct market competitive compensation analysis across RAIT’s executive team in which the selection of peer group companies would be a key determinant, to review the structural design of RAIT’s existing compensation program relative to its peers and the broader public marketplace and recommend modifications and to recommend appropriate pay opportunities and mix among compensation elements for 2015. The compensation committee assessed the independence of FPL pursuant to the rules prescribed by the SEC and the NYSE and concluded that no conflict of interest existed in 2015 that would prevent FPL from serving as an independent consultant to the compensation committee. IRT’s compensation committee also engaged FPL as its compensation consultant beginning in 2016.

During 2015, the compensation committee engaged the law firm of Duane Morris LLP, or Duane Morris, to advise it regarding awards to be made under the incentive award plan. Duane Morris attorneys are also engaged by RAIT to represent RAIT. The compensation committee has reviewed these engagements using the factors set forth in NYSE standards for compensation committee consultants mandated by the Dodd-Frank Act. The compensation committee considers the attorneys at Duane Morris who represent the compensation committee to be independent from our management and independent under these standards.

As noted above, Mr. Promislo served as a consultant to the compensation committee and the board until his retirement from such service as of December 31, 2015. Mr. Promislo received no other fees from RAIT apart from this service. The compensation committee had final authority to review and approve Mr. Promislo’s consulting arrangements. Mr. Promislo had always been determined to be an independent trustee under RAIT’s trust governance guidelines prior to his retirement from the board in 2011. Accordingly, the compensation committee considered Mr. Promislo to be independent from our management and independent under NYSE standards for compensation committee consultants mandated by the Dodd-Frank Act.

All of the members of the compensation committee have been determined by the board to be independent under our independence standards, including applicable NYSE listing standards. The compensation committee is comprised of Mr. Brown, as Chairman, Mr. Batinovich, Mr. Sarkisian and Mr. Stempel.

Nominating and Governance Committee

The nominating committee is appointed by the board to:

•

assist the board in maintaining an effective and knowledgeable board, including by identifying individuals qualified to become trustees and recommending to the board the trustee nominees for the next annual meeting of shareholders and the trustees to be appointed to the audit, compensation and nominating committees, and

•	develop and recommend for the board’s consideration governance guidelines for RAIT.

The nominating and governance committee uses a variety of methods for identifying and evaluating nominees for trustee. In recommending trustee nominees to the board, the nominating committee solicits candidate recommendations from its own members, other trustees and management. It also may engage the services and pay the fees of a professional search firm to assist it in identifying potential trustee nominees. The nominating committee assesses the appropriate size of the board and whether any vacancies on the board are expected due to retirement or otherwise. If vacancies are anticipated, or otherwise arise, the nominating committee considers whether to fill those vacancies and, if applicable, considers various potential trustee candidates. These candidates are evaluated at regular or special meetings of the nominating committee, and may be considered at any point during the year. The nominating committee seeks to make its recommendations for trustee nominees for each annual meeting to the board at its first meeting held each year.

The nominating committee has not adopted specific, minimum qualifications or specific qualities or skills that must be met by a nominating committee-recommended nominee. The nominating committee seeks to ensure that the membership of the board and each committee of the board satisfies all relevant listing standard requirements of the NYSE and applicable laws and regulations and all requirements of our governance documents, as well as to provide trustees who have a mixture of skills relevant to our business. The nature of the specific qualifications, qualities, experience or skills (including international versus domestic background, diversity, age, and legal and regulatory requirements) that the nominating committee may look for in any particular trustee nominee depends on the qualifications, qualities, experience and skills of the rest of the trustees at the time of any vacancy on the board. The nominating committee does not have a formal policy regarding the consideration of diversity in identifying trustee nominees beyond being committed to ensuring that no person would be excluded from consideration for service as a trustee of RAIT as a result of their sex, race, religion, creed, sexual orientation or disability. Our trust governance guidelines provide that no trustee may be nominated to a new term if he or she would be age 75 or older on the date of the election. Upon the recommendation of our nominating committee, the board of trustees granted Mr. Brown a permanent waiver from this provision.

The nominating committee will consider candidates for nomination as a trustee recommended by shareholders, trustees, officers, third party search firms and other sources. In evaluating candidates, the nominating committee considers the attributes of the candidate and the needs of the board, and will review all candidates in the same manner, regardless of the source of the recommendation. The nominating committee will consider individuals recommended by shareholders for nomination as a trustee in accordance with the procedures described under “Shareholder Proposals and Nominations.”

All of the members of the nominating committee have been determined by the board to be independent under the independence standards, including applicable NYSE listing standards. The nominating committee is comprised of Mr. Stempel, as Chairman, Ms. Kim and Mr. Sarkisian.

Risk Management Committee

On November 4, 2015, on the recommendation of the nominating committee, the board amended its trust governance guidelines to establish a standing risk management committee and adopted a charter for the risk management committee. The risk management committee is appointed by the board to assist the board and the audit committee in supervising the enterprise risk management activities of RAIT and its subsidiaries and advise the board and the audit committee with respect to the enterprise risk management framework of RAIT. The charter for the risk management committee sets forth the following duties and responsibilities to serve as a guide with the understanding that the risk management committee may carry out additional functions and adopt additional policies and procedures as may be appropriate in light of changing business, legislative, regulatory, legal or other conditions:

•

monitor enterprise-wide risk assessments and advise the board and the audit committee regarding RAIT’s risk exposure, including strategic risk, investment risk, funding risk, operating risk, financial disclosure/accounting risk and regulatory compliance/legal risk.

•

oversee and direct, to the extent practicable, on an annual basis, (i) a review of the code and other materials regarding RAIT’s compliance with applicable laws and regulations, or compliance materials, to determine whether the code or the compliance materials require revision, (ii) a review of RAIT’s compliance with the code and applicable laws and regulations, (iii) the submission to the board of an oral and/or written report on the code and compliance materials and any needed supplements or amendments thereto, and (iv) the submission to the board of an oral and/or written report on RAIT’s compliance with the code and applicable laws and regulations;

•	review benchmarks for and major financial risk exposures from such risks;

•	review, approve and monitor RAIT’s risk appetite and supporting risk tolerance levels and oversee management of significant and complex risks;

•

establish a methodology for evaluating risk and approve the form and content of the reports the risk management committee receives from RAIT management and RAIT’s and the risk management committee’s advisors, as part of the risk management committee’s oversight, with a goal of enhancing transparency of the risk management oversight process;

•

evaluate, monitor and oversee the adequacy and effectiveness of RAIT’s risk management framework to ensure appropriate risk identification, measurement, aggregation and reporting and determine if there is a robust process in place for identifying, managing and monitoring critical risks and to enhance transparency of oversight process;

•

review and discuss management’s assessment of asset quality and asset quality trends, credit quality administration and underwriting standards, and the effectiveness of portfolio credit risk management systems and processes to enable management to monitor and control risk;

•	engage management in ongoing risk management dialogue and provide timely input to executive management on critical risk issues;

•	review and monitor circumstances that potentially pose significant reputational risk to RAIT and oversee management’s identification of and responses to those matters;

•	review and approve the adequacy of significant insurance coverage for RAIT; and

•	perform such other duties and responsibilities as may be directed by the board or required by applicable laws, rules or regulations.

For a discussion of the risk management committee’s role in RAIT’s risk oversight, including a discussion of the allocation of risk management responsibilities among the audit committee, compensation committee and the risk management committee, see “Board Role in Risk Oversight” above.

All of the members of the risk management committee have been determined by the board to be independent under the independence standards, including applicable NYSE listing standards. The risk management committee is comprised of Ms. Kim, as Chairman, Mr. Farnesi, Mr. Malter and Mr. Stempel.

PROPOSAL 2. APPROVAL OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

2014 Auditor Change

In the first quarter of 2014, the audit committee completed a competitive process to review the appointment of RAIT’s independent registered public accounting firm for the year ending December 31, 2014. As a result of this process, on March 21, 2014, the audit committee approved appointing KPMG to serve as RAIT’s independent public accountants for the fiscal year ending December 31, 2014. Grant Thornton LLP, or Grant Thornton, notified RAIT on March 19, 2014 that it would not participate in this process and so declined to stand for re-appointment for that role. During 2014, the audit committee engaged KPMG to re-audit the consolidated financial statements of RAIT for the fiscal years ended December 31, 2013 and 2012.

The audit reports of Grant Thornton on the consolidated financial statements of RAIT for the fiscal years ended December 31, 2013 and 2012 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. The audit reports of Grant Thornton on the effectiveness of internal control over financial reporting of RAIT as of December 31, 2013 and 2012 did not contain any adverse opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2013 and 2012 and the subsequent interim period through March 19, 2014, there were: (1) no “disagreements” (as that term is defined in Item 304(a)(1)(iv) and related instructions of Regulation S-K) between RAIT and Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Grant Thornton, would have caused Grant Thornton to make reference thereto in their reports on RAIT’s financial statements for such years, and (2) no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

During the fiscal years ended December 31, 2013 and 2012 and the subsequent interim period through March 21, 2014, RAIT did not consult with KPMG regarding: (1) the application of accounting principles to a specified transaction, either completed or proposed; (2) the type of audit opinion that might be rendered on RAIT’s financial statements, and KPMG did not provide any written report or oral advice that KPMG concluded was an important factor considered by RAIT in reaching a decision as to any such accounting, auditing or financial reporting issue; or (3) any matter that was either the subject of a disagreement” (as that term is defined in Item 304(a)(1)(iv) and the related instructions of Regulation S-K) or “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Approval of KPMG

We are asking our stockholders to approve the selection of KPMG as our independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2016. Although approval is not required by our bylaws or otherwise, the board is submitting the selection of KPMG to our stockholders for approval as a matter of good corporate practice. The audit committee and KPMG are party to an engagement letter providing for KPMG to continue to provide services subject to either party’s right to terminate the engagement and provides that KPMG’s fees to audit our financial statements for the fiscal year ending December 31, 2016 will be subject to negotiation and approval by the audit committee. If KPMG is not approved, the audit committee will consider whether it is appropriate to terminate KPMG’s engagement and select another independent registered public accounting firm. Even if KPMG is approved, the audit committee in its discretion may terminate KPMG’s engagement and select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of RAIT and our stockholders.

THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE SELECTION OF KPMG TO AUDIT THE FINANCIAL STATEMENTS OF RAIT FOR THE FISCAL YEAR ENDING DECEMBER 31, 2016.

We expect that representatives of KPMG will be present at the annual meeting. These representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Audit Fees

The following table presents the aggregate fees billed by KPMG for each of the services listed below for each of our last two fiscal years. In accordance with guidance from the SEC’s office of the chief accountant, we do not include fee disclosure for Grant Thornton.

	2015	2014
Audit Fees(1)	$2,340,000	$3,085,080
Audit-Related Fees(2)	310,050	235,352
Tax Fees(3)	402,500	125,000
All Other Fees(4)	—	—

Total(5)	$3,052,550	$3,445,432

(1)	Audit fees for 2015 consisted of the aggregate fees of $1,605,000 and $735,000 billed for professional services rendered by KPMG in connection with its audit of our and IRT’s, respectively, consolidated financial statements, audit of internal controls relating to Section 404 of the Sarbanes-Oxley Act, and reviews of the unaudited consolidated interim financial statements that are normally provided in connection with statutory and regulatory filings or engagements for these fiscal years. Audit fees for 2015 include fees of $335,000 and $85,000 associated with the registration and/or issuance of our and IRT’s, respectively, securities during 2015. In addition, audit fees for 2015 include fees of $200,000 associated with IRT’s acquisition of Trade Street Residential Inc., or TSRE. Audit fees for 2014 include $650,080 of professional services rendered by KPMG related to the 2014 consolidated financial statement audit that were billed subsequent to the filing of our 2015 proxy statement.

(2)	Audit-related fees consisted of the aggregate fees billed for assurance and related services rendered by KPMG that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not disclosed under “Audit Fees” above. These services consisted primarily of carrying out securitization agreed upon procedures.

(3)	Tax fees for 2015 consist of the aggregate fees of $250,000 and $152,500 billed for professional services rendered by KPMG for tax compliance, tax advice and tax planning for us and IRT, respectively. This includes fees of $77,500 associated with IRT’s acquisition of TSRE.

(4)	All other fees would consist of the aggregate fees billed for products and services provided by KPMG other than the services described under audit fees, audit-related fees and tax fees; however, no such products and services were provided in the relevant periods.

(5)	The total for 2015 consists of $2,165,050 and $887,500 of fees paid by us and IRT, respectively, to KPMG.

Exchange Act rules generally require any engagement by a public company of an accountant to provide audit or non-audit services to be pre-approved by the audit committee of that public company. This pre-approval requirement is waived with respect to the provision of services other than audit, review or attest services if certain conditions set forth in Rule 2-01(c)(7)(i)(C) under the Exchange Act are met. All of the audit and audit- related services described above were pre-approved by the audit committee and, as a consequence, such services were not provided pursuant to a waiver of the pre-approval requirement set forth in this Rule. The audit committee has adopted the audit and non-audit services pre-approval guidelines attached as Appendix A to this proxy statement.

PROPOSAL 3. OTHER MATTERS

As of the date of this proxy statement, the board does not intend to present and has not been informed that any other person intends to present any other matters for action at the annual meeting. However, if other matters do properly come before the annual meeting or any adjournment, postponement or continuation thereof, it is the intention of the persons named as proxies to vote upon them in accordance with their best judgment. For any other matter which may properly come before the annual meeting, the affirmative vote of the holders of at least a majority of the votes cast at the annual meeting at which a quorum is present is required, either in person or by proxy, for approval, unless otherwise required by law.

Except as set forth in this section, all common shares represented by valid proxies received will be voted in accordance with the provisions of the proxy.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number and percentage owned by each person who, to the knowledge of RAIT as of March 28, 2016, is the beneficial owner of more than 5% of the outstanding common shares. This information is reported in accordance with the beneficial ownership rules of the SEC under which a person is deemed to be the beneficial owner of a security if that person has or shares voting power or investment power with respect to such security or has the right to acquire such ownership within 60 days. Common shares issuable pursuant to warrants or convertible notes are deemed to be outstanding for purposes of computing the percentage ownership of the person or group holding such options or warrants but are not deemed to be outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated in footnotes to the table, each person listed has sole voting and dispositive power with respect to the securities owned by such person.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Common Shares	ARS VI Investor I, LP	9,931,000	(1)	10.8%
Common Shares	BlackRock, Inc.	6,802,322	(2)	7.4%
Common Shares	The Vanguard Group, Inc.	11,081,281	(3)	12.0%
Common Shares	Vanguard Specialized Funds-Vanguard REIT Index Fund	6,595,820	(4)	7.2%
Common Shares	FMR LLC	5,116,112	(5)	5.6%
Common Shares	Pine River Capital Management L.P	5,871,102	(6)	6.4%
Common Shares	Tiptree Financial Inc.	6,622,380	(7)	7.2%

(1)	Information obtained from the Schedule 13D/A filed with the SEC on March 28, 2014 by Almanac Realty Securities VI, L.P., or the fund, Almanac Realty Partners VI, LLC, the general partner of the fund, or the general partner, ARS VI Investor I, LP, a wholly-owned subsidiary of the fund, or the investor, ARS VI Investor I GP, LLC, a wholly-owned subsidiary of the fund and the general partner of the investor, or the investor GP, and Matthew W. Kaplan, an individual and a managing member of the general partner, who we collectively refer to as the investor reporting parties. The Schedule 13D/A reports that each of the investor reporting parties is the beneficial owner of 9,931,000 common shares, that the fund, general partner, the investor and the investor GP have shared voting and dispositive power with respect to these shares and that Mr. Kaplan has sole voting and dispositive power with respect to these shares. These common shares are issuable pursuant to warrants, or the investor warrants, issued by RAIT to the investor. As reported in the RAIT’s annual report on Form 10-K for the year ended December 31, 2015, or the annual report, the number of common shares issuable pursuant to the investor warrants has adjusted in accordance with its terms to 10,479,889 common shares. The investor warrants provide that we are not obligated to issue in excess of 9,931,000 Common Shares, in the aggregate, upon exercise of the investor warrants unless we elect to seek, and obtain, shareholder approval for the issuance of such excess common shares in accordance with NYSE listing requirements. We will pay cash or issue a 180 day unsecured promissory note, or a combination of the foregoing, equal to the market value of any common shares we cannot issue as a result of this limit. To assist us in maintaining our qualification as a real estate investment trust, or REIT, our declaration of trust generally prohibits any shareholder from directly or indirectly owning more than 8.3% of our outstanding common shares, or the ownership limit, unless our board approves a waiver of the ownership limit. In connection with the investor transactions, our board granted a waiver of the ownership limit to the investor. The principal business address of the investor reporting persons is c/o Almanac Realty Investors, 1140 Avenue of the Americas, 17th Floor, New York, NY, 10036.

(2)

Information obtained from the Schedule 13G/A filed by BlackRock, Inc. on behalf of itself and BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Schweiz AG, BlackRock Fund Advisors, BlackRock Institutional Trust Company, N.A. and BlackRock Investment Management, LLC with the SEC on January 27, 2016. BlackRock, Inc. reports having sole voting power with respect to 6,632,822 common shares and sole dispositive power with respect to 6,802,322 common shares. The principal business address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(3)	Information obtained from the Schedule 13G/A filed by The Vanguard Group, Inc., or Vanguard, with the SEC on February 10, 2016. Vanguard reports having sole voting power as to 113,498 common shares, shared voting power as to 23,700 common shares, sole dispositive power as to 10,952,683 common shares and shared dispositive power as to 128,598 common shares and that the aggregate amount owned by each reporting person as set forth in the next sentence is 11,081,281 common shares. This Schedule 13G/A identifies Vanguard Fiduciary Trust Company, or VFTC, and Vanguard Investments Australia, Ltd., or VIA, as Vanguard’s wholly owned subsidiaries which acquired the securities being reported on by the parent holding company. VFTC is the beneficial owner of 104,898 common shares as a result of its serving as investment manager of collective trust accounts. VIA is the beneficial owner of 32,300 shares as a result of its serving as investment manager of Australian investment offerings. We believe The Vanguard Group, Inc. reports this share ownership as the investment manager for Vanguard mutual funds and other Vanguard investment accounts. The principal business address of The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA 19355.

(4)	Information obtained from the Schedule 13G/A filed by Vanguard Specialized Funds-Vanguard REIT Index Fund, or Vanguard REIT, with the SEC on February 9, 2016. Vanguard REIT reports having sole voting power with respect to 6,595,820 common shares. The principal business address of Vanguard REIT is 100 Vanguard Blvd., Malvern, PA 19355.

(5)	Information obtained from the Schedule 13G/A filed by FMR LLC, or FMR, with the SEC on February 12, 2016. FMR reports having sole voting power with respect to 34,717 common shares and sole dispositive power with respect to 5,116,112 common shares. This Schedule 13G identifies FIAM LLC (f/k/a Pyramis Global Advisors Trust Company), FMR Co., Inc. Strategic Advisers, Inc. as the entities that beneficially own shares of the security class being reported. Abigail P. Johnson is a Director, the Vice Chairman, the Chief Executive Officer and the President of FMR. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR, representing 49% of the voting power of FMR. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR. Neither FMR nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act, or Fidelity Funds, advised by Fidelity Management & Research Company, or FMR Co, a wholly owned subsidiary of FMR, which power resides with the Fidelity Funds’ Boards of Trustees. FMR Co carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The principal business address of FMR is 245 Summer Street, Boston, Massachusetts 02210.

(6)	Information obtained from the Schedule 13G filed by Pine River Capital Management L.P., or Pine River, with the SEC on February 10, 2016. Pine River reports having sole voting power with respect to 6,595,820 common shares. Pine River reports shared voting power and shared dispositive power with Brian Taylor as to 5,871,102 common shares. The principal business address of Pine River is 601 Carlson Parkway, Suite 330, Minnetonka, Minnesota 55305.

(7)	Information obtained from the Schedule 13D/A filed by Tiptree Financial Inc., or Tiptree, with the SEC on February 16, 2016. Tiptree reports having sole voting power and sole dispositive power with respect to 6,622,380 common shares. The principal business address of Tiptree is 780 Third Avenue, 21st Floor, New York, NY 10017.

The following tables set forth the number and percentage owned as of March 28, 2016 by each of our present trustees, each of our present named executives, as defined in “Executive Officer Compensation” below, and all of our present executive officers (whether or not deemed to be named executives) and trustees as a group of:

•	common shares;

•	7.75% Series A cumulative redeemable preferred shares of beneficial interest, par value $0.01 per share, or Series A preferred shares;

•	8.375% Series B cumulative redeemable preferred shares of beneficial interest, par value $0.01 per share, or Series B preferred shares;

•	8.875% Series C cumulative redeemable preferred shares of beneficial interest, par value $0.01 per share, or Series C preferred shares; or

•	Series D cumulative redeemable preferred shares of beneficial interest, par value $0.01 per share, or Series D preferred shares.

This information is reported in accordance with the beneficial ownership rules of the SEC under which a person is deemed to be the beneficial owner of a security if that person has or shares voting power or investment power with respect to such security or has the right to acquire such ownership within 60 days. Common shares issuable pursuant to vested options, warrants or share appreciation rights, or SARs, are deemed to be outstanding for purposes of computing the percentage ownership of the person or group holding such options or warrants but are not deemed to be outstanding for purposes of computing the percentage ownership of any other person. With respect to vested SARs, the number of net common shares issuable is based on the closing price of our common shares on March 28, 2016 of $2.87. Unless otherwise indicated in footnotes to the table, each person listed has sole voting and dispositive power with respect to the securities owned by such person.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Common Shares	Trustees:
	Scott F. Schaeffer	384,582	(1)	*
	Andrew Batinovich	44,043		*
	Edward S. Brown	74,897		*
	Frank A. Farnesi	91,722	(2)	*
	S. Kristin Kim	76,073		*
	Michael J. Malter	31,097		*
	Jon C. Sarkisian	59,882		*
	Andrew M. Silberstein	40,621	(3)
	Murray Stempel III	87,820	(4)	*

	Non-Trustee Executive Officers:
	Scott L. N. Davidson	142,295	(5)	*
	James J. Sebra	82,529	(6)	*
	John J. Reyle	30,518	(7)	*

	All trustees and executive officers as a group:
	(12 persons)	1,146,081		1.3%

*	Does not exceed 1%

(1)	Includes 311,140 common shares directly held by Mr. Schaeffer, 3,666 common shares held in a RAIT 401(k) plan account for the benefit of Mr. Schaeffer, and 69,777 unvested restricted common shares. Excludes vested SARs and SARs that may vest within 60 days of March 28, 2016 since the exercise price of such SARs is above the closing price of our common shares on March 28, 2016 of $2.87.

(2)	70,625 common shares are pledged to secure a line of credit.

(3)	Excludes common shares beneficially owned by the investor and reported above. The investor does not report Mr. Silberstein as a beneficial owner of the investor’s common shares and Mr. Silberstein disclaims beneficial ownership of these common shares.

(4)	Includes 1,796 common shares held in a trust for the benefit of Mr. Stempel’s spouse.

(5)	Includes 54,340 common shares directly held by Mr. Davidson and 87,955 unvested restricted common shares. Excludes vested SARs and SARs that may vest within 60 days of March 28, 2016 since the exercise price of such SARs is above the closing price of our common shares on March 28, 2016 of $2.87.

(6)	Includes 67,973 common shares directly held by Mr. Sebra, and 14,556 unvested restricted common shares. Excludes vested SARs and SARs that may vest within 60 days of March 28, 2016 since the exercise price of such SARs is above the closing price of our common shares on March 28, 2016 of $2.87.

(7)	Includes 8,518 common shares directly held by Mr. Reyle and 22,000 unvested restricted common shares. Excludes vested SARs and SARs that may vest within 60 days of March 28, 2016 since the exercise price of such SARs is above the closing price of our common shares on March 28, 2016 of $2.87.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Series A Preferred Shares	Trustees:
	Scott F. Schaeffer	10,000		*
	Andrew Batinovich	—		—
	Edward S. Brown	—		—
	Frank A. Farnesi	—		—
	S. Kristin Kim	—	(1)	—
	Michael J. Malter	4,000		*
	Jon C. Sarkisian	—		—
	Andrew M. Silberstein	—		—
	Murray Stempel, III	—		—

	Non-Trustee Executive Officers:
	Scott L. N. Davidson	5,861		*
	James J. Sebra	250		*
	John J. Reyle	—		—

	All trustees and executive officers as a group:
	(12 persons)	20,111		*

*	Does not exceed 1%

(1)	Excludes 2,000 Series A preferred shares held by Ms. Kim’s mother. Ms. Kim disclaims beneficial ownership of these Series A preferred shares.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Series B Preferred Shares	Trustees:
	Scott F. Schaeffer	—	—
	Andrew Batinovich	—	—
	Edward S. Brown	—	—
	Frank A. Farnesi	—	—
	S. Kristin Kim	—	—
	Michael J. Malter	2,500	*
	Jon C. Sarkisian	—	—
	Andrew M. Silberstein	—	—
	Murray Stempel, III	—	—

Non-Trustee Executive Officers:
	Scott L.N. Davidson	—	—
	James J. Sebra	—	—
	John J. Reyle	—	—

All trustees and executive officers as a group:
	(12 persons)	2,500	*

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Series C Preferred Shares	Trustees:
	Scott F. Schaeffer	—	—
	Andrew Batinovich	—	—
	Edward S. Brown	—	—
	Frank A. Farnesi	—	—
	S. Kristin Kim	—	—
	Michael J. Malter	—	—
	Jon C. Sarkisian	—	—
	Andrew M. Silberstein	—	—
	Murray Stempel, III	—	—

Non-Trustee Executive Officers:
Scott L. N. Davidson
	James J. Sebra	—	—
	John J. Reyle	—	—

All trustees and executive officers as a group:
	(12 persons)	—	—

*	Does not exceed 1%

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Series D Preferred Shares	Trustees:
	Scott F. Schaeffer	—		—
Andrew Batinovich
	Edward S. Brown	—		—
	Frank A. Farnesi	—		—
	S. Kristin Kim	—		—
	Michael J. Malter	—		—
	Jon C. Sarkisian	—		—
	Andrew M. Silberstein	—	(1)	—
	Murray Stempel, III	—		—

Non-Trustee Executive Officers:
	Scott L. N. Davidson	—		—
	James J. Sebra	—		—
	John J. Reyle	—		—

All trustees and executive officers as a group:
	(12 persons)	—		—

(1)	Excludes 4,000,000 Series D preferred shares owned directly by the investor, which represents 100% of the Series D preferred shares outstanding. Mr. Silberstein is an officer of the investor, indirectly holds an equity interest in the investor and is the investor’s designee to serve on the board pursuant to the investor’s rights under the purchase agreement to which we and the investor are party. Mr. Silberstein disclaims beneficial ownership of the reported securities except to the extent of his pecuniary interest therein. The board granted a waiver to the investor with respect to the 9.8% ownership limitation applicable to each series of preferred shares in our declaration of trust.

NON-TRUSTEE EXECUTIVE OFFICERS

Information is set forth below regarding the background of each of our executive officers who is not also a trustee. For our officer who is also a trustee, Scott F. Schaeffer, this information can be found above under “Proposal 1. Election of Trustees—Names of Trustees, Principal Occupations and Other Information.”

Scott L.N. Davidson, age 47, has served as RAIT’s president since January 2014 and served as a Managing Director of RAIT from April 2010 to January 2014. Prior to joining RAIT, Mr. Davidson served as a portfolio manager for Carlyle Blue Wave, an asset management firm, from January 2007 to June 2008. From September 2005 to November 2006, Mr. Davidson served as a portfolio manager for Amaranth LLC, an asset management firm. From 1993 to January 2005, Mr. Davidson served as Managing Director and Group Head at JPMorgan and its predecessors, where his responsibilities included running their commercial mortgage backed securities business, asset backed securities business and their respective risk and trading operations.

James J. Sebra, age 40, has served as our chief financial officer and treasurer since May 2012 and as our senior vice president and chief accounting officer from May 2007 to May 2012. Mr. Sebra has served as IRT’s chief financial officer since May 2012 and as IRT’s treasurer since January 2011. Mr. Sebra joined RAIT in connection with the TRFT acquisition having served as TRFT’s vice president and chief accounting officer since June 2005. Prior to joining TRFT, Mr. Sebra was the controller of Brandywine Realty Trust, a publicly held real estate investment trust, from 2004 through 2005. From 1998 through 2004, Mr. Sebra worked with Arthur Andersen LLP and KPMG LLP, public accounting firms, serving a variety of publicly held and privately held real estate companies and professional service firms.

John J. Reyle, age 37, has served as our senior managing director—chief legal officer since January 2015, as our senior vice president—corporate counsel from January 2014 to December 2014, as our vice president—corporate counsel from May 2012 to December 2013 and as our corporate counsel from August 2009 to May 2012. Prior to joining RAIT, Mr. Reyle was an associate in the real estate legal departments of Ledgewood, P.C., a law firm, from October 2005 to February 2009, and Cozen O’Conner, P.C., a law firm, from August 2004 to October 2005. During that time, Mr. Reyle concentrated his practice in the area of commercial real estate representing a variety of clients in connection with real estate-based financing, acquisitions and dispositions of commercial real estate, commercial leasing matters, real estate development and basic corporate transactions related to the foregoing.

EXECUTIVE OFFICER AND TRUSTEE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

Our compensation policies are intended to compensate and reward executive officers who build long-term value for our shareholders and to provide appropriate compensation packages to attract, motivate, reward and retain talented and experienced executive officers. RAIT’s compensation committee has designed executive compensation programs to carry out these policies by rewarding performance that is directly relevant to our long-term success and goals relating to building value and generating distributions to our shareholders. The primary components of executive pay include base salary, annual cash bonuses and equity-based compensation. Our compensation committee is also responsible for applying our compensation policies by setting the base salary, annual bonuses and equity-based compensation for our executive officers, including our named executives, as well as setting equity-based compensation for all employees.

Our named executives and their principal offices during 2015 were:

•	Mr. Schaeffer, our chairman and chief executive officer;

•	Mr. Sebra, our chief financial officer;

•	Mr. Davidson, our president; and

•	Mr. Reyle, our senior managing director—chief legal officer.

The role of our compensation committee, its use of an independent compensation consultant and the participation of executive officers in the compensation process are discussed above in “Information Concerning Our Board of Trustees, Committees and Governance-Compensation Committee.”

2015 RAIT Performance.

In applying our compensation policies to the named executives in 2015, the compensation committee sought to balance the executive management’s accomplishments in 2015 relating to key financial metrics, strategic responses to capital markets volatility and operating performance with RAIT’s total shareholder return.

We experienced growth in both of our core businesses in 2015. In our owned commercial real estate, or CRE, business line, we increased our loan production and saw overall growth in the operating performance of our owned real estate. We originated $996.9 million of commercial real estate loans, sold $425.0 million of conduit loans to commercial mortgage backed securities, or CMBS, securitizations and had CRE loan repayments of $291.2 million, contributing to net loan growth of $231.1 million, despite volatility in the CMBS markets beginning in the second half of 2015. We successfully financed $566.7 of our bridge loans in two securitizations we sponsored. With respect to properties in this business line, we continued to generate overall improving occupancy and rental rates in our historical portfolio. We generated gains of $37.1 million from sales of seven properties in this business line and acquired eleven properties valued at $159.2 million through the conversion of our loans on the properties to ownership of the properties. In our IRT business line, IRT completed its acquisition of Trade Street Residential, Inc. in the third quarter of 2015. As IRT’s external manager, in just over two years we have successfully grown IRT’s portfolio to 49 properties with nearly 14,000 units and total capitalization of nearly $1.4 billion. This growth has led to an increasing recurrent fee stream to us for the services we provide to IRT.

During 2015, we generated GAAP net income (loss) allocable to common shares of $7.2 million, or $0.08 per common share-diluted, during 2015, as compared to $(318.5) million, or $(3.92) per common share-diluted, during 2014. During 2015, our cash available for distribution, or CAD, increased to $95.1 million, or $1.11 per common share, including $0.33 per common share from property sales during the 2015, from $57.5 million, or $0.71 per common share for 2014. CAD is a non-GAAP financial measure and a reconciliation to GAAP net income (loss) is included in the annual report accompanying this proxy statement.

RAIT provides an analysis of its financial and operational performance and describes the implementation of its business initiatives in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of the annual report.

2015 Compensation Decisions Summary.

The compensation committee shifted its pay philosophy toward the development of pay for performance incentive programs in mid-2014 and, with further assistance from its new independent compensation consultant, FPL, approved in 2015 a number of changes to RAIT’s executive compensation program and governance practices, as described in more detail below. In general, the compensation committee believes that pay for performance programs are more representative of best market practices. These programs put a significant portion of executive compensation at risk based on our performance and also provide for measuring our success across both short-term and long-term performance periods.

Prior to 2015, the compensation committee adopted a compensation system that was largely based on a single, discretionary review of performance, with other REITs, public companies and local pay practices as reference points, but the review did not contain any defined levels of compensation to correspond with specific performance goals. With our exit from the Taberna business, the historical need to allow for significant discretion was reduced. Starting in 2015, our revised program is intended to more definitively hold our executives accountable for achieving various levels of performance across metrics with defined levels of payouts for achieving such performance. The key features of our new pay for performance incentive programs are highlighted below.

Prior to 2015	New 2015 Plan

Single incentive program across cash and equity.	Bifurcated incentive program with a separate and distinct cash bonus and long-term equity plan.

Discretionary review of performance.	Objective review of performance based on predetermined performance criteria and goals.

Performance measured entirely over a single year performance period.	Performance measured over a single year period (cash bonus) and multi-year, forward looking performance period (equity awards).

Low emphasis on relative performance.	Higher emphasis on relative performance.

No defined compensation payouts.	Defined compensation payouts with capped payouts

Effective March 31, 2015, the compensation committee implemented new short-term and long-term incentive compensation plans for three of RAIT’s executive officers, Mr. Schaeffer, Mr. Sebra and Mr. Davidson, whom we refer to as the eligible officers, that (i) provide clear objectives and targets, (ii) improve alignment with measurable company performance and stockholder returns, and (iii) recognize and adjust for individual contributions to our success. These plans were intended, with certain exceptions, to qualify as “qualified performance-based compensation” under IRC section 162(m) and Article IX of the incentive award plan. The compensation committee adopted a 2015 Annual Incentive Compensation Plan, or the 2015 annual cash bonus plan, pursuant to the incentive award plan and made awards thereunder, or the 2015 target cash bonus awards, to the eligible officers setting forth the basis on which the eligible officers could earn cash bonuses for 2015. In addition, the compensation committee adopted a 2015 Long Term Incentive Plan, or the 2015 long term equity plan, pursuant to the incentive award plan and made awards thereunder, or the 2015 long term equity awards, to the eligible officers setting forth the basis on which the eligible officers could earn equity compensation for the years 2015 through 2018. Each of the annual cash bonus plan and the long term equity plan was adopted pursuant to and in accordance with the terms of the incentive award plan, which was previously approved by our shareholders. See “2015 Compensation Decisions” below for further description of these incentive plans and the compensation paid thereunder.

100% of compensation awarded under our new short term annual cash bonus plan is at-risk tied to pre-determined performance criteria. For 2015, 75% of the 2015 target cash bonus award is payable based on the following objective performance goals and weightings:

•	CAD per share; weighted 35%

•	Return on equity; weighted 20%

•	Adjusted book value per share; weighted 20%

We expect to annually adopt a long term equity plan whereby long-term performance awards are granted each year and earned based on our performance over a three year period. Our 2015 long term equity plan has an initial performance period running from January 1, 2015 through December 31, 2017. The performance measures and weighting for the performance component of the 2015-2017 awards are based on the following objective performance measures relating to total shareholder return (stock price appreciation plus aggregate dividends), or TSR, each of which are measured over the three year performance period:

Three year Performance Measure	Weighting
RAIT’s TSR relative to TSR of peers	40%
RAIT’s TSR compared to TSR of NAREIT Mortgage Index	20%
RAIT’s Absolute TSR	20%
Strategic Objectives	20%

The performance shares earned based on our performance then vest 50% upon conclusion of the performance period and 50% on the first anniversary thereof. This vesting schedule delays full payout for an additional year after the performance period is over, which promotes retention.

The compensation committee took the following steps to implement its pay for performance philosophy in 2015.

Base Salary. In 2015, Mr. Schaeffer’s salary and Mr. Davidson’s salary were each increased $50,000 in 2015 from 2014 and the salary of Mr. Sebra remained unchanged from 2014.

Annual Incentives and Long-Term Incentives. As described above, the compensation committee shifted its pay philosophy toward the development of pay for performance incentive programs in 2015. Effective March 31, 2015, the compensation committee adopted new annual incentive plans and long-term incentive plans to further implement its pay for performance philosophy by linking a substantial portion of three of the named executives’ compensation to RAIT’s performance with respect to defined performance metrics and decreasing the portion of compensation that was discretionary. The compensation committee expects each year to establish an annual target cash bonus award program and a multiyear long-term equity award program on a rolling three-year basis for identified named executives to increase the transparency of our compensation to officers and investors and to more closely align our long term equity awards with long term performance. The compensation committee retains the discretion to not include named executives in these programs where the nature of such executives’ responsibilities is such that the performance criteria would not be the most suitable measure of their performance so that retaining a discretionary bonus and time vesting equity compensation would be preferable. In 2015, the compensation committee identified Messrs. Schaeffer, Davidson and Sebra, or the eligible officers, to participate in these incentive plans and Mr. Reyle received a discretionary bonus and time vesting equity compensation.

Annual Target Cash Bonus Award Summary. The 2015 target cash bonus awards had two components: a quantitative bonus award determined by RAIT’s performance relative to specified objective performance criteria and a qualitative bonus award determined by the compensation committee’s subjective evaluation of each participant’s performance. Quantitative and qualitative awards were determined with reference to a target amount with the opportunity to earn from 0% to 150% of target. For 2015, the quantitative award opportunity was based on 75% of the target amount based on RAIT’s performance with respect to RAIT’s 2015 CAD per share, RAIT’s 2015 return on equity, or ROE, and RAIT’s adjusted book value, or ABV at the 2015 year end. The annual incentive plan payments in 2015 when compared to discretionary bonus payments in 2014 were lower for Mr. Schaeffer and Mr. Sebra and higher for Mr. Davidson.

Long Term Equity Awards Summary. As part of the transition to the compensation committee’s new multiyear approach to long term equity awards, the compensation committee made awards in February 2015, or the February 2015 awards, to the named executives and additional long term equity awards in March 2015, or the March 2015 awards, to the eligible officers. The February 2015 awards were comprised of restricted shares vesting over a three-year period, as well as SARs with a five-year term and vesting over a three year period that were consistent with the compensation committee’s recent historical practice and intended to relate to the named executives performance in 2014. The March 2015 awards consisted of performance share unit awards, or the March 2015 PSUs, and annual restricted share awards, or the March 2015 restricted share awards, that were determined with reference to a target value. The March 2015 PSUs represented 75% of the target value and could be earned over a three year performance period followed by a one year time vesting period and the number of units that could be earned based on actual performance ranged from 0% to 150% of target. The March 2015 restricted share awards represented 25% of the target value and consisted of restricted shares vesting over a four-year period. The February 2015 awards to the named executives were valued at $1,225,770, in the aggregate, which reflected payment for 2014 performance. The March 2015 awards to the eligible participants were valued at $1,655,535, in the aggregate, which were intended to incentivize performance over the three year period 2015 through 2017 followed by one year of time vesting’ in the case of the March 2015 PSUs, and a four year vesting period, in the case of the March 2015 restricted share awards.

Comparative Discussions. In 2015, the compensation committee transitioned to performance criteria based incentive plans focused primarily on future performance from the former approach of making awards for prior performance. As a result, the compensation committee made awards under the former approach to the named executives in February 2015 followed by awards under the new approach to the eligible officers in March 2015. Going forward, the compensation committee expects to make one set of awards to the named executives under the new approach, but for 2015, the Summary Compensation Table will reflect the value of both sets of awards for the eligible officers. In addition, under SEC disclosure rules, Mr. Reyle’s compensation is disclosed only for 2015, the year he was promoted to becoming our senior managing director—chief legal officer, and, accordingly, the discussion of his compensation is limited principally to his change in position.

Objectives of Our Compensation Policies

Our compensation policies for our named executives have the following objectives:

We seek to attract and retain key executives, including the named executives, by motivating them to achieve superior performance and rewarding them for that performance. Key elements of compensation may include one or more of the following:

•	a base salary that is determined in part by the named executive’s history of performance and prior compensation;

•

quantitative criteria-based bonus programs, discretionary bonuses, other forms of cash awards or some combination of these alternatives, that would be based on the compensation committee’s assessment of the named executive’s duties and performance within the context of the performance of RAIT or some designated portion of RAIT and whether quantitative criteria can be set that relate to the executive’s duties and performance and the performance of RAIT or some designated portion of RAIT; and

•

equity-based compensation in amounts that are based on the executive’s role and strategic impact with respect to long term objectives, the value of which is contingent upon the performance of RAIT’s common share price, and subject to vesting schedules that require continued service with RAIT.

We seek to align the interests of our named executives with our shareholders through long-term incentives in the form of equity-based compensation. As discussed above in “Executive Summary,” the compensation committee believes equity-based compensation is important to align the interests of our named executives with our shareholders. The compensation committee accordingly has made awards of SARs and restricted common shares to the named executives in 2015 and also performance based awards in 2015 as described above.

The Elements of Our Compensation

Annual Cash Compensation

Base Salary. Base salaries are not intended to compensate individuals for extraordinary performance or for above-average performance by RAIT. Base salaries for executive officers are determined in part based on the compensation committees’ general understanding of current compensation practices in other real estate financing and/or asset management businesses and REITs, and in part by prior compensation and by an assessment of individual performance relative to responsibilities and objectives for performance. Base salaries are reviewed annually by the compensation committee. The eligible participants each have employment agreements with RAIT. Each employment agreement sets the executive’s base salary and provides that base salary may be increased but not decreased during the term of the agreement. See “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table in 2015-Employment Agreements.” Mr. Reyle does not have an employment agreement with RAIT.

Bonus Plan. Executive officers are eligible to receive annual bonuses, which have historically been based generally on our overall performance during the preceding year and the individual’s specific contribution to that performance. Beginning in 2015, the compensation committee established an annual target cash bonus award plan that compensates our eligible officers based on quantitative and qualitative metrics described below. For those executive officers who were not eligible officers, Mr. Reyle in 2015, the compensation committee, in its discretion, determines the allocation and amount of annual bonus payments based on company performance and the chief executive officer’s recommendation. See “2015 Compensation Decisions” below for a discussion of the 2015 bonus payments to the named executives.

Equity-Based Compensation

Equity-based compensation awards are designed to focus executive officers on the long-term goals and performance of RAIT. See “Allocation Among Types of Equity Compensation” below for a discussion of the types of equity compensation RAIT has awarded historically and its most recent award of SARs and restricted common share awards to the named executives. All terms of any equity based awards under the incentive award plan are determined by the compensation committee at the time of grant in accordance with the terms of the incentive award plan. Participation in the incentive award plan is at the discretion of the compensation committee and is determined by potential contribution to, or impact upon, the performance of RAIT or some designated portion of RAIT by the employee. A SAR is the right to payment, in cash or in common shares in the discretion of the compensation committee, of the amount of the appreciation on a common share during the period beginning on the date of grant and ending on the date of exercise of the SAR. In this regard, SARs serve both to reward and retain executives, as the value of the SARs is linked to the price of common shares on the relevant exercise date. A restricted common share award is an award of common shares subject to restrictions, primarily time-based vesting. The compensation committee believes restricted common share awards directly align the long term interests of the named executives to those of our common shareholders. For 2015, the compensation committee has adopted the 2015 long term equity plan described below. See “2015 Compensation Decisions” below.

Other Compensation

RAIT provides certain other limited forms of compensation and benefits to the named executives, including limited perquisites and 401(k) matching contributions, as discussed below. The compensation committee has reviewed these other components of compensation in relation to the total compensation of the named executives and determined that they are reasonable and appropriate. As discussed above, the compensation committee reviews any proposed compensation directly from IRT to our named executives. In 2015, two of our named executives received compensation directly from IRT for the named executives’ service to IRT. The compensation committee considers such service, and any compensation from IRT for such service, in determining each named executive’s compensation from RAIT.

Perquisites. Mr. Schaeffer received a car allowance of $12,789 in 2015. None of our other named executives received perquisites equal to or greater than $10,000 in 2015. In general, we do not emphasize perquisites as part of the compensation packages we offer and seek to emphasize other elements.

401(k) Plan. The RAIT 401(k) plan offers eligible employees the opportunity on the same terms and conditions to make long-term investments on a regular basis through salary contributions, which are supplemented by our matching cash contributions and potential profit sharing payments. RAIT currently provides a cash match equal to each employee’s contributions to the extent the contributions do not exceed 4% of the employee’s compensation and may provide an additional cash match of 2% of eligible compensation as discretionary cash profit sharing payments. No discretionary profit sharing payments were made in 2015. Any matching contribution made by RAIT pursuant to the RAIT 401(k) plan vests immediately. All of the named executives participated in the RAIT Financial Trust 401(k) Plan in 2015. RAIT contributed employer matches on behalf of the named executives as set forth in footnote 4 in the Summary Compensation Table.

Post-Termination Compensation. We have employment agreements with the eligible officers. Each of our agreements with eligible officers provides for payments and other benefits if the executive’s employment terminates under specified circumstances, including in the event of a “change in control”. See “Executive Compensation—Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table in 2015—Employment Agreements” and “Executive Compensation—Potential Payments upon Termination or Change in Control” for a description of these severance and change in control benefits with the eligible officers.

The compensation committee believes that these severance and change in control arrangements are an important part of overall compensation for these eligible officers because they help to secure the continued employment and dedication of these eligible officers, notwithstanding any concern that they might have regarding their own continued employment in general and prior to or following a change in control. The compensation committee also believes that these arrangements are important as a recruitment and retention device, as most of the companies with which we compete for executive talent have customarily had similar agreements in place for their senior employees.

The executive employment agreements also contain provisions that prohibit the executive from disclosing RAIT’s confidential information and prohibit the executive from engaging in certain competitive activities or soliciting any of our employees or customers following termination of their employment with RAIT. An executive will forfeit his right to receive post-termination compensation if he breaches these or other restrictive covenants in the employment agreements. We believe that these provisions help ensure the long-term success of RAIT.

2015 Compensation Decisions

Annual Base Salary

The base salary of each of our executive officers is based on the review of the compensation committee described above and the following:

•	any requirements of the named executive’s employment agreement;

•	an assessment of the scope of the executive officer’s responsibilities and leadership;

•	the executive officer’s expertise and experience within the industry;

•	RAIT’s overall financial and business performance; and

•	the executive officer’s contributions to RAIT.

This determination is not formulaic and is not based on specific RAIT or individual performance targets objectives, but rather is subjective and made in light of our compensation philosophy and objectives described above. Mr. Schaeffer’s base salary and Mr. Davidson’s base salary were each increased $50,000 effective January 1, 2015 from 2014 and Mr. Sebra’s base salary remained unchanged from 2014.

Annual Incentives and Long-Term Incentives

2015 Transition from Prior Equity Awards Strategy to New Incentive Awards Strategy

As noted in last year’s proxy statement and described above, the compensation committee restructured the executive officers’ compensation program for 2015, which included the establishment of the new multi-year forward looking long-term incentive program. The March 2015 PSUs were made in early 2015, with the ultimate value of the March 2015 PSUs predicated on various future total shareholder return objectives for the performance period of 2015-2017. At the same time the compensation committee implemented the new incentive plans to provide compensation for services to be provided during 2015 and future periods, the February 2015 awards were also made in early 2015 to account for historical performance that occurred in 2014 under the prior program. Consequently, as required by SEC disclosure requirements, the Summary Compensation Table for 2015 contains a doubling of equity grants. The illustration below depicts the overlap of awards that span two distinct programs and were meant to reward performance for different prior and future periods.

The February 2015 awards were comprised of restricted shares vesting over a three-year period, as well as SARs with a five-year term and vesting over a three year period that were consistent with the compensation committee’s recent historical practice and intended to relate to the named executives’ performance in 2014. The February 2015 awards are summarized in the chart below:

Name	February 2015 Restricted Share Awards (# of shares)(1)	February 2015 Restricted Share Awards (grant date fair value) ($)(1)	February 2015 SARs (# of shares)(1)	February 2015 SARs (grant date fair value) ($)(1)
Mr. Schaeffer	30,000	$216,900	200,000	$192,000
Mr. Sebra	10,000	$72,300	50,000	$48,000
Mr. Davidson	60,000	$433,800	200,000	$192,000
Mr. Reyle	7,000	$50,610	21,000	$20,160

(1)	These awards were made February 10, 2015 and their terms are described below, see “Grants of Plan-Based Awards in 2015.”

The March 2015 awards are summarized in the chart below:

Name	March 2015 Restricted Share Awards (# of shares)(1)	March 2015 Restricted Share Awards (grant date fair value) ($)(1)	March 2015 PSUs (# of units)(1)	March 2015 PSUs (grant date fair value) ($)(1)
Mr. Schaeffer	36,443	$250,000	163,994	$547,849
Mr. Sebra	64,555	$31,250	20,499	$68,480
Mr. Davidson	34,620	$237,500	155,794	$520,456

(1)	These awards were made March 31, 2015 and their terms are described below, see “Grants of Plan-Based Awards in 2015.”

The chart below adjusts the total compensation shown in the Summary Compensation Table below for each eligible officer for 2014 and 2015 to allocate compensation to the year of the performance to which it relates. As a result, the grant date fair value of equity awards in 2014 is removed because it related to 2013 performance, the grant date fair value of the February 2015 awards (the last equity grants under the old program) is moved to 2014 because it related to 2014 performance and 2015 compensation includes only the grant date fair value of the March 2015 PSUs and March 2015 restricted share awards (the first equity grants under the new program). These adjustments are intended to remove the effect of this overlap and separate the compensation intended to relate to performance in 2014 from that related to 2015 and beyond.

Name	2014 Adjusted Total Compensation	2015 Adjusted Total Compensation
Mr. Schaeffer	$2,163,900	$2,603,472
Mr. Sebra	$760,367	$713,085
Mr. Davidson	$2,141,567	$2,467,632

2015 Incentive Awards

As described above, effective March 31, 2015, the compensation committee adopted the 2015 annual cash bonus plan pursuant to the incentive award plan and made the 2015 target cash bonus awards thereunder to the eligible officers. In addition, as described above, effective March 31, 2015, the compensation committee adopted the 2015 long term equity plan pursuant to the incentive award plan and made the 2015 long term equity awards thereunder to the eligible officers. The terms of the 2015 annual cash bonus plan, the 2015 target cash bonus awards, the 2015 long term equity plan and the 2015 long term equity awards and the compensation earned thereunder are described below.

Target Cash Bonus Awards

As described above, beginning with RAIT’s 2015 fiscal year, the compensation committee replaced its prior cash bonus arrangements for the eligible officers with the new 2015 annual cash bonus plan and 2015 target cash bonus awards. This program includes the following elements:

•	The compensation committee will set forth annually a target cash bonus award level for each eligible officer participant in a target cash bonus award composed of two components, as described below.

•

“Quantitative Bonus Award” — the quantitative bonus award component of the 2015 target cash bonus award that may be earned by each eligible officer will be equal to 75% of the 2015 target cash bonus award for each participant, to be determined by RAIT’s performance relative to specified objective performance criteria established by the compensation committee as described below. The actual quantitative bonus award earned by a participant may range from 0% and 150% of target based on actual performance for the year.

•

“Qualitative Bonus Award” – the qualitative bonus award component of the 2015 target cash bonus award that may be earned by each eligible officer will be equal to 25% of the 2015 target cash bonus award for each participant, to be determined based on the compensation committee’s subjective evaluation of such participant’s performance relative to specified individual and/or collaborative criteria established by the compensation committee for each eligible officer, as described below. The actual qualitative bonus award earned by a participant may range from 0% and 150% of target based on actual performance for the year.

2015 Target Cash Bonus Award Levels

The 2015 target cash bonus award levels set by the compensation committee for each of RAIT’s eligible officers based on 2015 performance were as follows:

Eligible Officer	2015 Quantitative Bonus Target	2015 Qualitative Bonus Target	Total 2015 Target Cash Bonus Award
Mr. Schaeffer	$900,000	$300,000	$1,200,000

Mr. Davidson	$862,500	$287,500	$1,150,000

Mr. Sebra	$187,500	$62,500	250,000

2015 Quantitative Bonus Award Criteria

The compensation committee established the following objective performance metrics to be utilized in determining any payout with respect to the quantitative bonus award portion of the 2015 target cash bonus award weighted based on these performance measurements:

•

CAD per share, calculated as that term has been used by RAIT in its public reporting, subject to a limitation of $0.26 per share on the amount of CAD that may result from the gain on the sale of RAIT owned real property that may be included in calculating CAD for purposes of performance pursuant to this plan.

•	Return on equity, or ROE, calculated by dividing CAD per share by average adjusted book value, or ABV, and

•	ABV per share, calculated as that term has been used by RAIT in its public reporting.

The actual quantitative bonus award payment realized by an eligible officer for 2015 with respect to each applicable metric depended on RAIT’s achievement of at least a “threshold” level of performance established by the compensation committee with respect to that metric. No quantitative bonus award would be payable for that metric in the event RAIT achieved less than the threshold level for the applicable annual performance period. RAIT’s achievement of the threshold level for a designated metric would result in a payout of 50% of the proportion of the quantitative bonus award allocated to that metric; the achievement of the target level for a designated metric would result in a payout of 100% of the proportion of the quantitative bonus award allocated to that metric; and the achievement of the maximum level for a designated metric would result in a payout of 150% of the proportion of the quantitative bonus award allocated to that metric. If the calculated percentage was between threshold and target or between target and maximum for an annual performance period, then the earned percentage would be prorated. The number of shares used for any per share metric was the weighted average number of shares outstanding for the relevant period. The achievement of these levels and allocated payments are illustrated by the following table:

Quantitative Metric	Weighting	Range	Resulting Cash Payout
CAD per Share	35%	Threshold	50%
		Target	100%
		Maximum	150%
ROE	20%	Threshold	50%
		Target	100%
		Maximum	150%
ABV per Share	20%	Threshold	50%
		Target	100%
		Maximum	150%

2015 Qualitative Bonus Award Criteria

The qualitative bonus award portion of each eligible officer’s 2015 target cash bonus, which will be the remaining 25% of the overall 2015 target cash bonus, was based on the compensation committee’s subjective evaluation of the eligible officer’s performance relative to achieving specified individual criteria established for 2015 for each participant, which the compensation committee has determined are also important elements of each eligible officer’s contribution to the creation of overall shareholder value.

Target Cash Bonus Award Payments

•

All target cash bonus award payments will be made in the year following the completion of the annual performance period to which the target cash bonus award payment relates. The actual payment to each eligible officer will be made as soon as practical after final certification of the underlying performance results and approval of such payment by the compensation committee; provided, however, that, in order to comply with certain rules concerning the regulation of deferred compensation under the Internal Revenue Code of 1986, as amended, or the IRC, in no event will any such payment be made later than March 15 of such year.

•

Whether an eligible officer who terminates employment with RAIT prior to the conclusion of any applicable performance period with respect to which an applicable target cash bonus award payment relates will receive a target cash bonus award payment will be determined by the terms of each eligible officer’s respective employment agreement. These employment agreements generally provide that if defined conditions are met, in the event of the eligible officer’s death, disability, termination without cause, resignation for good reason or, under two eligible officers’ employment agreements, a change of control followed by termination in defined circumstances, the eligible officer would receive a lump sum cash payment equal to a pro rata portion of such eligible officer’s target annual cash bonus for and applicable to the fiscal year of his termination.

•

An individual who becomes an eligible officer, pursuant to SEC rules, after the beginning of an applicable annual incentive period, may be considered for a pro-rated bonus payment under the annual cash bonus plan in the discretion of the compensation committee.

2015 Target Cash Bonus Awards Payments and Performance Metrics and Discretionary Bonus

In February 2016, the compensation committee certified payments under the 2015 target cash bonus awards to each of the eligible officers.

The threshold, target and maximum values for each performance metric for the quantitative bonus award portion of the 2015 target cash bonus awards were as follows:

	Threshold	Target	Maximum
CAD	$0.85	$1.05	$1.25
ABV Growth	3.0%	5.0%	7.0%
ROE	12.5%	15.0%	17.5%

The calculation of each of these amounts is set forth in Appendix B hereto. Based on the foregoing, the payout percentages were as follows, by metric:

	Scott F. Schaeffer
	Target Bonus	Payout %	Payout
CAD	$420,000	100.4%	$421,680
ABV Growth	$240,000	53.3%	$127,987
ROE	$240,000	136.2%	$326,983
Total quantitative			$876,650

	Scott L.N. Davidson
	Target Bonus	Payout %	Payout
CAD	$402,500	100.4%	$404,110
ABV Growth	$230,000	53.3%	$122,654
ROE	$230,000	136.2%	$313,359
Total quantitative			$840,123

	James J. Sebra
	Target Bonus	Payout %	Payout
CAD	$87,500	100.4%	$87,850
ABV Growth	$50,000	53.3%	$26,664
ROE	$50,000	136.2%	$68,122
Total quantitative			$182,635

The threshold, target and maximum payment for the qualitative bonus award portion of the 2015 target cash bonus awards were as follows:

Eligible Officer	Threshold (50%)	Target (100%)	Maximum (150%)
Scott F. Schaeffer	$150,000	$300,000	$450,000
James J. Sebra	$31,250	$62,500	$93,750
Scott L.N. Davidson	$143,750	$287,500	$431,250

The compensation committee set the qualitative bonus earned at the threshold level for each of Mr. Schaeffer and Mr. Sebra and at the target level for Mr. Davidson. In determining the appropriate level of the qualitative bonuses, the compensation committee used its discretion to identify and analyze the factors to consider. Among other factors the compensation committee considered for Mr. Schaeffer were: development of RAIT’s long term strategy; overall company leadership; managing RAIT’s relationship with investors; managing RAIT’s capitalization; and effectiveness at ensuring that RAIT remains in material compliance with RAIT’s asset management agreements and related party transactions involving such managed assets. Among the factors the compensation committee considered for Mr. Davidson were: loan origination levels; level of rejections of the purchase of RAIT originated loans by unaffiliated securitizations or B note investors in securitizations; securitization efficiency of RAIT originated floating rate loans; management of the various department leaders of RAIT, including quality and turnover of staff; managing RAIT’s servicing contracts; and ensuring that RAIT remains in material compliance with RAIT’s asset management agreements and related party transactions involving such managed assets. Among the factors the compensation committee considered for Mr. Sebra were: restructuring RAIT’s accounting department; remediating the material weakness in RAIT’s internal controls that existed at December 31, 2014; monitoring RAIT’s engagement of KPMG; providing information needed for RAIT to make appropriate capital allocation decisions; and RAIT compliance with all reporting requirements.

As a result, the 2015 target cash bonus award for each of the eligible officers, aggregating the quantitative bonus award and the qualitative bonus award, was as follows:

Eligible Officer	2015 Quantitative Cash Bonus Award	2015 Qualitative Cash Bonus Award	Total 2015 Cash Bonus Award
Scott F. Schaeffer	$876,457	$150,000	$1,026,457
James J. Sebra	$182,595	$31,250	$213,845
Scott L.N. Davidson	$839,938	$287,500	$1,127,438

In December 2015, the compensation committee approved a discretionary bonus to Mr. Reyle of $250,000.

Long Term Equity Awards

As described above, beginning with the 2015 fiscal year, the compensation committee supplemented purely time-vested common share awards and SARs with long term equity awards for the eligible officers under the long term equity plan, which will consist of the following two components:

•

“Performance Share Unit Awards”—75% of the target value of each eligible officer’s annual long term equity award will consist of a new PSU award authorized by the compensation committee under the 2015 long term equity plan adopted pursuant to the incentive award plan, with the number of common shares issued or their equivalent value in cash paid, at the compensation committee’s option, at the conclusion of the relevant performance period applicable to each PSU award to be determined (a) for 80% of the awards, by RAIT’s performance relative to three long term performance metrics established by the compensation committee, as described in greater detail below, and (b) for 20% of the awards, by the compensation committee’s subjective evaluation of the eligible officer’s performance relative to achieving specified individual and/or collaborative strategic objectives for the relevant performance period, which the compensation committee has determined are also important elements of each eligible officer’s contribution to the creation of overall shareholder value. The actual number of PSUs earned by a participant may range from 0% and 150% of target based on actual performance for the performance period. The performance based awards vest 50% at the end of year 3 based on performance for 2015-2017, and the 50% balance, consisting of the same number of shares that were awarded after year 3, become time vesting and vest at the end of year 4, subject to forfeiture in such year only in the event RAIT has terminated the eligible officer’s employment for cause or the eligible officer has resigned without good reason as determined, in each situation, under such eligible officer’s employment agreement. The compensation committee currently intends to redeem any vested PSUs with common shares, subject to the availability of common shares under the incentive award plan at the time of vesting.

•

“Annual Restricted Share Awards” – 25% of the target value of each eligible officer’s long term equity awards will consist of a grant of time-vesting restricted common shares determined by dividing the dollar value of that portion of the annual long term equity award allocated to such restricted common shares by the closing price of a common share on the NYSE on the date of grant.

The compensation committee continues to view long term equity awards as a supplement to annual bonuses under the 2015 annual cash bonus plan, which increases the alignment of the eligible officers’ economic interests with those of shareholders and incentivizes such officers to manage RAIT with a view towards maximizing long-term shareholder value. Accordingly, while the 2015 long term equity awards will include both a time-vesting and a performance based component, the allocation will be weighted more heavily towards the PSUs described below. For 2015 and future years, PSUs will be made on a rolling three-year basis with a PSU award included as an element of each eligible officer’s long term equity award.

Structure of Performance Share Unit Awards

•

The number of PSUs included in the PSU award made at the beginning of a performance period will be determined by dividing the maximum dollar value of that portion of the annual long term equity award allocated to such PSU award by the closing price of a common share on the NYSE on the date of grant.

•

The number of common shares issued, or their equivalent value in cash paid, at the compensation committee’s option, to an eligible officer upon the maturity of a PSU award at the end of the relevant performance period will depend on RAIT’s achievement of at least a “threshold” level of three metrics: (1) TSR (stock price appreciation plus aggregate dividends) as compared to the TSR performance peers over the same time period, using the relative percentile ranking approach for such comparison, (2) TSR as compared to the TSR for the FTSE NAREIT Mortgage REIT Index, or the NAREIT Mortgage Index, and (3) TSR for holders of common shares on an absolute basis.

The “threshold,” “target,” and “maximum” benchmarks to be established for the TSR achieved by RAIT over each relevant three-year performance period in comparison to the performance metrics listed below and the resulting impact on the number of shares earned by each eligible officer upon the maturity of PSUs at the conclusion of each three-year performance period, is summarized in the following table:

Metric	Weighting	Threshold 0.5x Payout	Target 1x Payout	Maximum 1.5x Payout
Relative 3-Year TSR vs. TSR Performance Peers	40%	30th Percentile	50th Percentile	80th Percentile
Relative 3-Year TSR vs. NAREIT Mortgage Index	20%	30th Percentile	50th Percentile	80th Percentile
Absolute 3-Year TSR	20%	26.0%	37.0%	52.0%
Strategic Objectives	20%	Subjective

No awards will be earned if below threshold performance is achieved for a particular metric.

If performance falls between threshold and target or target and maximum for any performance period, then the number of PSUs earned will be prorated.

Structure of Annual Restricted Share Awards

•

As noted above, beginning with the implementation of this new program, the compensation committee will annually determine and grant a long term equity award to each eligible officer. At the initial date of grant, 25% of the target value of each eligible officer’s long term equity awards will be allocated to an annual restricted common share award.

•

The number of shares issued with respect to the time-vesting annual restricted share component of each long term equity award will be determined by dividing the dollar value of that portion of the annual long term equity award allocated to such restricted common shares by the closing price of a common share on the NYSE on the date of grant.

•	Common shares subject to the annual restricted common share awards will vest 25% per annum on the first four anniversaries from the date of grant.

Initial Grant of Long Term Equity Awards

Effective as of March 31, 2015, the date on which the compensation committee approved the new 2015 long term incentive program, each of the eligible officers was granted an initial long term equity award, consisting of both the 2015 March PSUs, having the target value shown in the table below for the 2015 – 2017 performance period, and a 2015 March restricted shares award having the target value shown in the table below for fiscal year 2015:

Eligible Officer	Target Value of Initial Long Term Equity Award	Target Value of Performance Share Units Award	Number of Performance Share Units Issued (1)	Target Value of Annual Restricted Award	Number of Shares Issued for Annual Restricted Share Award(2)
Mr. Schaeffer	$1,000,000	$750,000	163,994	$250,000	36,443
Mr. Davidson	$950,000	$712,500	155,794	$237,500	34,620
Mr. Sebra	$125,000	$93,750	20,499	$31,250	4,555

(1)	The number of PSUs granted in relation to the target value of each PSU award was determined by multiplying such value by the maximum payout ratio of 1.5 and dividing the result by the closing price of a common share on the NYSE on the date of grant, $6.86.

(2)	The number of common shares issued in relation to each annual restricted common share award was determined by dividing the dollar value of that portion of the annual long term equity award allocated to such restricted common shares by the closing price of a common share on the NYSE on the date of grant, $6.86.

Additional Terms of the Long Term Equity Awards

Dividends will be paid with respect to outstanding restricted common share awards, subject to forfeiture prior to vesting. Dividend equivalents will not be paid on the 50% of the PSU awards that have met the 3 year performance based criteria and have vested, but dividend equivalents will be paid on the remaining 50 % of the PSU awards only for the year during which they time vest, subject to forfeiture prior to vesting. No dividend equivalents will be paid while the PSU awards are subject to performance criteria. Dividend equivalents will accrue only on the portion of the PSU awards which have met the performance criteria and remain subject only to time vesting.

The restricted common share awards will have voting rights and the PSU awards will not have any voting rights.

Any eligible officer whose employment is terminated will forfeit any unvested long term equity awards except with respect to PSUs in the event of a qualified termination as described below and except where such eligible officer’s employment agreement with RAIT provides for accelerated vesting in defined circumstances upon a change of control of RAIT.

If an eligible officer’s employment is terminated due to death or disability and other than voluntarily or for cause (as defined in the relevant employment agreement for each eligible officer), or a qualified termination, prior to the conclusion of the 3-year performance period applicable to such eligible officer’s PSUs, then such performance period will be shortened to conclude on the date of such qualified termination, or a shortened performance period. In such event, the compensation committee will determine within three months after the date of such qualified termination the number of PSUs earned by such eligible officer, if any, for such shortened performance period in accordance with the performance criteria established for such award. The eligible officer’s earned PSUs, if any, will vest as of the date that the compensation committee determines the achievement of such performance criteria and will not be subject to the additional time based vesting period. The number of PSUs eligible to be earned shall be determined on a pro rata basis by multiplying the number of PSUs issued to such eligible officer by a fraction, the numerator is the number of days in the shortened performance period and the denominator of which is the number of days in the original 3-year performance period. With respect to earned

PSUs held by the eligible officer for which the performance period is complete but for which the additional time-based vesting period is incomplete prior to the eligible officer’s qualified termination, any restrictions on such earned awards shall lapse and such earned awards shall automatically become fully vested as of the date of such qualified termination.

Hypothetical PSU Performance Based on 2015

While the actual three-year performance period applicable to the PSUs issued to the eligible officers in March 2015 runs from 2015 through 2017, the table below – utilizing a hypothetical performance period of 2015 only – illustrates the manner in which these PSUs serve to align the economic interests of such officers with those of RAIT’s stockholders. The table does not include any common shares attributable to the subjective portion of such PSUs. Based on a comparison of our TSR to that of the three TSR metrics described above for the one-year period 2015 as set forth below, if the initial PSUs granted to our eligible officers last year had been paid out as of December 31, 2015, based on our relative TSR performance over such hypothetical one-year period, they would have had no value and there would have been no additional common shares issued to the eligible officers in connection with the payout of such awards:

Hypothetical 1-Year Performance Period	RAIT TSR relative to Peer Group TSR	RAIT TSR relative to NAREIT Mortgage Index TSR	Absolute RAIT TSR
2015	Below 30th Percentile	Below 30th Percentile	Below 26%

Implementing Our Objectives

We consider our implementation of incentive based compensation described above to be a substantial improvement in achieving the objectives of our compensation policies described above. Other important policies and other factors influencing our compensation decisions are described below.

2015 Pay Governance

RAIT seeks to maintain pay practices that foster good governance, which are demonstrated by:

•	Alignment with Shareholders: Executive pay is aligned with shareholder value through the use of incentive plans, equity compensation and meaningful stock ownership guidelines discussed below.

•

Hedging/Pledging Policies: We maintain policies contained in our insider trading policy prohibiting speculative transactions in RAIT securities such as short sales, transactions in puts, calls or other derivative securities on an exchange or in any other organized market, certain forms of hedging or monetization transactions and restrictions on the use of margin accounts and pledges.

•

Independent Compensation Consultant: We have engaged independent compensation consultants that do not provide any services to management and that had no prior relationship with management prior to the engagement.

•

Clawback Policy: All grants under the incentive award plan are subject to the provisions of any applicable clawback or recoupment policies, share trading policies and other policies that may be approved by the board or the compensation committee, as such policies may be in effect from time to time.

•

No 280G Tax Gross-Ups: We will not provide any tax gross-up provision relating to parachute payments (as defined in IRC Section 280G) in future employment agreements and have amended several employment agreements in recent years to remove such provisions. As of the date of this proxy statement, none of RAIT’s employment agreements contain such provisions.

Impact of 2014 Say-on-Pay Vote

RAIT held its first shareholder advisory vote on executive officer compensation as required under the federal securities laws at its 2011 annual meeting of shareholders held on May 17, 2011. More than 85% of the votes cast on such proposal were in favor of the compensation of the named executives. RAIT held its second shareholder advisory vote on executive officer compensation as required under the federal securities laws at its 2014 annual meeting of shareholders held on May 13, 2014. More than 82% of the votes cast on such proposal were in favor of the compensation of the named executives. The compensation committee considered these voting results as supportive of the compensation committee’s general executive compensation practices. The compensation committee will continue to take into account future shareholder advisory votes on executive compensation in order to determine whether any subsequent changes to RAIT’s executive compensation programs and policies would be warranted to reflect any shareholder concerns reflected in those advisory votes. Based on the voting preference of our shareholders, the frequency of future “say-on-pay” votes will be every three years.

Peer Groups

As part of its consideration of changes to RAIT’s compensation programs described above, the compensation committee analyzed the following peer group of companies in relation to setting the amount of future compensation potential (salary, cash bonus and equity) for RAIT’s executive officers for 2015 and beyond:

•	Arbor Realty Trust, Inc.

•	Colony Financial, Inc.

•	Gramercy Property Trust Inc.

•	iStar Financial Inc.

•	Lexington Realty Trust

•	Ladder Capital Corp.

•	Resource America Inc.

•	Redwood Trust, Inc.

These companies were included in this peer group because they may compete with us for business and/or talent. Some of our direct peers are not included in this peer group (though are used in the peer group that we use to measure our TSR performance, further discussed below) because they are externally managed and access to their compensation information is limited.

The companies comprising the peer group, or the TSR performance peers, for the three year performance measure comparing RAIT’s TSR relative to TSR of peers described above are:

•	Apollo Commercial Real Estate Finance, Inc.

•	Ares Capital Corporation

•	Arbor Realty Trust, Inc.

•	Colony Financial, Inc.

•	Ladder Capital Corp.

•	iStar Financial Inc.

•	Newcastle Investment Corp.

•	Redwood Trust, Inc.

•	Resource Capital Corp.

•	Starwood Property Trust, Inc.

See discussion above for the criteria used to select this peer group. We do not target our executives compensation to a specified percentile of a peer group.

Allocation Between Equity Compensation and Cash Payments. The compensation committee strives to achieve an appropriate mix between base salary, cash bonuses and equity incentive awards in order to meet RAIT’s compensation objectives. However, any pay mix objective is not applied rigidly and does not control the compensation committee’s compensation decisions; it serves as another tool to assess an executive’s total pay opportunities and whether appropriate incentives have been provided in order to accomplish our compensation objectives. The compensation committee also seeks to balance compensation elements that are based on individual contributions toward achieving RAIT’s financial, operational and strategic goals with others that are based on the performance of our common shares and our dividend record.

Allocation Among Types of Equity Compensation. From RAIT’s initial public offering in 1998 until 2004, the compensation committee granted stock options under the incentive award plan to RAIT’s executive officers and employees. From 2005 until 2010, the compensation committee granted phantom units to RAIT’s executive officers and employees under the incentive award plan. The compensation committee made this change because it viewed phantom units with dividend equivalents as a tangible and more effective compensation award. In 2012 the compensation committee made new equity compensation awards comprised of SARs to the named executives. Because of the limited number of common shares remaining issuable under the incentive award plan, the compensation committee made this change to utilize an available equity-based compensation that could be settled in cash or common shares. Since RAIT’s shareholders approved increasing the number of common shares issuable under the incentive award plan in May 2012, the compensation committee made awards comprised of SARs and restricted common shares. In March 2015, the compensation committee adopted the long term equity plan described above. The compensation committee evaluates periodically whether to settle vested SARs in cash or common shares as they vest, subject to the availability of common shares under the incentive award plan. The compensation committee expects in general to settle SARs with common shares, but plans to make final decisions as vesting dates for SARs approach in order to have the most currently-available information. As discussed above, the compensation committee has elected to settle all SARs awarded to date with common shares. The February 2015 awards were allocated approximately one-third to SARs and two-thirds to restricted common share awards based on grant date fair value. The 2015 long term equity awards are described above. The compensation committee continues to review the allocation among the types of RAIT’s equity compensation based on its analysis of the best way to design awards that meet RAIT’s compensation goals within the parameters of RAIT’s shareholder approved incentive award plan as in effect and based on the number of common shares issuable thereunder at the relevant time.

Equity Grant Practices. In October 2009, the compensation committee adopted an equity award grant policy providing that awards under the incentive award plan will be made only on a date that corresponds to the date of any quarterly meeting of the board. The compensation committee considers exceptions to this practice when a new non-employee trustee is appointed to the board or when an employee or executive officer is hired or promoted by RAIT. In that event, an award may also be made on any date in the period beginning when the appointment, hiring or promotion occurs and ending one month thereafter. The compensation committee determined to waive this policy in making the March 2015 long term equity awards because they were made on the last day such awards could be considered performance based awards for 2015 under the terms of the plan and IRC Section 162(m). The compensation committee expects to waive this policy in making the 2016 incentive plan awards in order to complete its evaluation of appropriate performance criteria.

Stock Ownership Guidelines. In March 2011, the compensation committee adopted stock ownership guidelines, or the stock ownership guidelines, with the intent of encouraging close alignment of the interests of our trustees and senior management with our shareholders. The stock ownership guidelines apply to the following persons, including the named executives:

•	trustees on the board.

•	the following categories of officers:

•	the chairman of the board, president and CEO;

•

other officers designated by the board as being “officers” of RAIT within the meaning of Rule 16a-1(f) promulgated under the Exchange Act, subject to Section 16 of the Exchange Act, or Section 16 officers; and

•	officers of RAIT or any of its subsidiaries designated by the compensation committee, or designated officers.

The guideline for each trustee is to own eligible RAIT securities, which are defined to include common shares and preferred shares, with a value equal to or exceeding five times the trustee’s annual cash retainer then in effect. Each trustee who is also an officer subject to the guidelines is subject to the stock ownership guidelines for officers. The guideline for each officer subject to the guidelines is to own eligible securities with a value equal to or exceeding the multiple of the annual base salary then in effect for the officer set forth below opposite the category the officer is in:

• chairman of the board, president and CEO	4x salary
• all other Section 16 officers	2x salary
• all designated officers	1x salary

As noted above, Mr. Schaeffer is our chairman of the board and CEO. There are currently four other Section 16 officers. Three of them are identified above in “Non-Trustee Executive Officers” and the fourth was determined by the board not to be an executive officer of RAIT under the relevant SEC definition. There currently are no designated officers.

The guidelines, which were adopted in March 2011, provide that officers and trustees who do not meet the stock ownership guidelines have five years to achieve compliance, and must hold 100% of the net shares received from any awards made after the adoption of these stock ownership guidelines, including (a) 100% of net after-tax shares received upon vesting of full value share awards, and (b) 100% of net common shares received (in other words, net of exercise price and taxes) upon option exercise. Once achieved, compliance is expected for so long as the individual is subject to the stock ownership guidelines. Upon any increase in the trustee’s annual retainer, in the case of a trustee, or a senior officer’s base salary, in the case of such senior officer, the individual will have five years from the date of such increase to achieve compliance based on the increased level of annual retainer or base salary. Any trustee or senior officer becoming subject to the stock ownership guidelines for the first time after the adoption of the guidelines is expected to achieve compliance within five years. If a trustee or senior officer achieves his or her guideline at any time during the specified five-year period, then such trustee or senior officer will be considered to be in compliance as long as he or she continues to own the same number of eligible securities that were sufficient to meet the stock ownership guidelines. Compliance with the stock ownership guidelines is expected, but not mandatory. However, if any senior officer or trustee does not comply, any subsequent equity-based compensation awarded to such senior officer or trustee may be structured in a manner that would result in compliance with the stock ownership guidelines.

In April 2016, the CFO, the administrator of the guidelines, determined that two of the named executives had met the guidelines and that the other two named executives and the other Section 16 officer who had become subject to the guidelines in January 2014, February 2015 and March 2016, respectively, had a five year transition period from the respective date they became subject to the guidelines to do so. The CFO also determined that five of the non-employee trustees currently serving on the board met the guidelines. The CFO found that three trustees who had joined the board in October 2012, March 2013 and November 2016, respectively, each had a five year transition period from the respective date they joined the board to do so.

Employment Agreements. The three eligible participants have employment agreements with RAIT. The employment agreements set floor amounts for base salary and, in certain cases, bonus opportunities. In addition, the employment agreements of the named executives have change-in-control and non-change in control severance protection. See “Executive Compensation—Narrative to Summary Compensation Table and Plan-Based Awards Table—Employment Agreements” and “Executive Compensation—Potential Payments upon Termination or Change in Control.” The compensation committee viewed these agreements as a carry-over from earlier employment agreements that are difficult to eliminate without damaging a critical compensation element in support of the long-term retention of these key executives. The committee regularly reviews these employment agreements and severance protections and will periodically seek to make adjustments as circumstances and competitive market practices evolve. Mr. Reyle does not have an employment agreement with RAIT.

Risk Management and RAIT’s Compensation Policies and Procedures. As part of the board’s role in risk oversight, the compensation committee considers the impact of RAIT’s compensation plans, policies and practices, and the incentives they create, with respect to all employees, including executive officers, on RAIT’s risk profile. Based on this consideration, the compensation committee concluded that RAIT’s compensation policies and procedures are not reasonably likely to have a material adverse effect on RAIT. Some of the factors the compensation committee considered as mitigating the risks of RAIT’s compensation plans include:

•	The mix of compensation, which tended to be balanced with an emphasis toward rewarding long term performance;

•	The use of multiple performance metrics that are closely aligned with strategic business goals in the annual and long term incentive plans;

•	The use of discretion as a means to adjust compensation to reflect performance or other factors;

•	Multi-year time vesting on equity awards which requires long term commitment on the part of employees;

•	Incentive awards made under the incentive award plan to any participant are capped on an annual basis under the terms of the incentive award plan;

•	In 2015 with the assistance of FPL, the compensation committee began identifying peer groups to ensure the compensation programs are consistent with industry practice;

•	RAIT would respond to any executive misconduct in the manner described below under “Potential Impact on Compensation from Executive Misconduct;” and

•

Our stock ownership guidelines encourage close alignment of the interests of our trustees and senior management with our shareholders. These guidelines are monitored annually by the compensation committee.

The Effect of Regulatory Requirements on Our Executive Compensation

IRC Section 162(m). The compensation committee periodically reviews the potential implications of IRC Section 162(m). This section generally disallows a publicly-held corporation’s tax deduction for compensation paid to its chief executive officer and the next three highest paid executive officers (excluding the chief financial officer) in excess of $1,000,000 in any year unless the compensation is performance-based within the meaning of Section 162(m). Although the compensation committee will consider various alternatives for preserving the tax deductibility of compensation payments, the compensation committee reserves the right to award compensation to our executives that may not qualify under Section 162(m) as deductible compensation. We do not expect that the payment of compensation that does not satisfy the requirements of IRC Section 162(m) will have a material adverse federal income tax consequence to us. We expect a substantial portion of the performance based awards described above to qualify as performance-based under Section 162(m). See “2015 Compensation Decisions” above.

IRC Section 409A. Section 409A of the IRC applies to all forms of nonqualified deferred compensation. The compensation committee takes Section 409A into account in determining the form and timing of compensation paid to our executives. RAIT intends to operate and administer its compensation arrangements in accordance with Section 409A.

IRC Sections 280G and 4999. IRC Section 280G limits our ability to take a tax deduction for certain “excess parachute payments” (as defined in Section 280G) and IRC Section 4999 imposes excise taxes on each executive that receives “excess parachute payments” paid by RAIT in connection with a change in control. A number of our employment agreements had previously provided for RAIT to pay amounts equal to the sum of any excise taxes payable by the executive officer by reason of the executive officer receiving any excess parachute payments plus the amount necessary to put the executive officer in the same after-tax position as if no excise taxes had been paid. Since 2011, the compensation committee has sought to remove these provisions if it was otherwise approving any material amendment of the employment agreements containing these provisions. In 2012, we amended the employment agreement of Mr. Sebra to remove his Section 280G make whole provisions. We entered into a new employment agreement with Mr. Davidson in January 2014 which did not contain these provisions. The compensation committee considers the adverse tax liabilities imposed by Sections 280G and 4999, as well as other competitive factors, when it structures compensation payable to our named executives in connection with a change of control. The potential adverse tax consequences to RAIT and/or the named executive, however, are not necessarily determinative factors in such decisions.

Accounting Rules. Various rules under generally accepted accounting principles determine the manner in which RAIT accounts for grants of equity-based compensation to our employees in our financial statements. The compensation committee takes into consideration the accounting treatment of alternative grant proposals under Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718, “Stock Compensation” (formerly, FASB Statement 123R), when determining the form and timing of equity compensation grants to employees, including our named executives. The accounting treatment of such grants, however, is not determinative of the type, timing, or amount of any particular grant of equity-based compensation to our employees.

Potential Impact on Compensation from Executive Misconduct. If the board determines that an executive officer has engaged in fraudulent or intentional misconduct, the board would take action to remedy the misconduct, prevent its recurrence, and impose such discipline on the officer as would be appropriate. Discipline would vary depending on the facts and circumstances, and may include, without limit, termination of employment, initiating an action for breach of fiduciary duty and, if the misconduct resulted in a significant restatement of RAIT’s financial results, seeking reimbursement of any portion of performance-based or incentive compensation paid or awarded to the executive that is greater than what would have been paid or awarded if calculated based on the restated financial results. These remedies would be in addition to, and not in lieu of, any actions imposed by law enforcement agencies, regulators or other authorities. Under the Dodd-Frank Act, additional guidance will be forthcoming regarding mandatory recoupment of compensation. When such guidance is available, RAIT intends to adopt additional policies to implement the new requirements.

Awards made under the 2015 annual cash bonus plan and the 2015 long term incentive program for the eligible officers are subject to a clawback policy which will allow RAIT to recover amounts paid to such officer pursuant to such awards to the extent that the compensation committee, following an appropriate investigation and consideration of all relevant circumstances, determines that such officer has engaged in fraud or willful misconduct that caused the requirement for a material accounting restatement of RAIT’s financial statements due to material noncompliance with any financial reporting requirement (excluding any restatement due solely to a change in accounting rules).

Internal Pay Equity

In evaluating the internal pay relationship among its executive officers, the compensation committee sets the target opportunity for each executive officer under the incentive plans based on their relative respective responsibilities and expected contributions to RAIT’s performance. Mr. Schaeffer, as chief executive officer, had the highest salary and target opportunity amounts, followed by Mr. Davidson, as president, and then Mr. Sebra, as chief financial officer. Mr. Reyle’s salary and discretionary bonus were less than Mr. Sebra’s. With respect to qualitative or discretionary portions of the executive officer’s compensation, the compensation committee evaluates each officer’s performance individually.

Compensation Committee Report

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis and discussed that analysis with management. Based on its review and discussions with management, the compensation committee recommended to RAIT Financial Trust’s (“RAIT”) board of trustees that the Compensation Discussion and Analysis be included in RAIT’s annual report on Form 10-K for 2015 and RAIT’s 2016 proxy statement. This report is provided by the following independent trustees who comprise the committee:

Edward S. Brown, Chairman
Andrew Batinovich
Jon C. Sarkisian
Murray Stempel, III

Executive Officer Compensation

The following table provides summary information about compensation expensed or accrued by RAIT during the fiscal year ended December 31, 2015, for the following persons, who we refer to as the named executives:

•	Mr. Schaeffer, our chairman and chief executive officer;

•	Mr. Sebra, our chief financial officer;

•	Mr. Davidson, our president; and

•	Mr. Reyle, our senior managing director – chief legal officer.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)(6)(7)	Total ($)
Scott F. Schaeffer Chief Executive Officer	2015	700,000	$150,000	$1,014,749	$192,000	$876,457	$79,166	$3,012,372
	2014	650,000	1,075,000	331,600	158,400	$0	30,000	2,245,000
	2013	650,000	1,150,000	723,450	377,600	$0	10,200	2,876,250

James J. Sebra Chief Financial Officer	2015	375,000	$31,250	$172,030	$48,000	$182,595	$24,510	$833,385
	2014	375,000	250,000	82,900	39,600	$0	15,067	762,567
	2013	363,000	225,000	172,250	88,500	$0	10,200	858,950

Scott L.N. Davidson President	2015	550,000	$287,500	$1,191,756	$192,000	$839,938	$32,238	$3,093,432
	2014	500,000	1,000,000	331,600	158,400	$0	15,767	2,005,767

John J. Reyle Senior Managing Director-Chief Legal Officer	2015	$200,000	$250,000	$50,610	$20,160	$0	$15,432	$536,202

(1)	Each of the named executives contributed a portion of their salary to the RAIT 401(k) plan. These contributions are included in the “Salary” column in the year earned.

(2)	For 2015, represents the qualitative component of each eligible officer’s 2015 target cash bonus award and Mr. Reyle’s discretionary bonus payment as described above in the “Compensation Discussion and Analysis” section. For 2013 and 2014, represents annual discretionary bonus payments to each such officer, prior to RAIT’s March 2015 implementation of the new incentive award plans described above.

(3)	We report all equity awards at their full grant date fair value in accordance with Financial Accounting Standards Board Accounting Standards Codification (ASC) Topic 718. For awards of restricted common shares other than PSUs, such value is calculated based on the NYSE market price for common shares subject to the award on the grant date for the award. For the portion of the PSUs based on market conditions, the fair value was estimated on the date of grant using a Monte Carlo simulation model. Such valuation consisted of computing the fair value using RAIT’s simulated stock price as well as TSR over the performance period from January 1, 2015 through December 31, 2017. The award is modeled as a contingent claim in that the expected return on the underlying shares is risk-free and the rate of discounting the payoff of the award is also risk-free. For the portion of these PSUs granted in March 2015, this resulted in a grant-date fair value of $3.35, $3.26, and $2.17 per portion of the PSUs for each market condition (i.e., versus peers, versus NAREIT Mortgage Index, and absolute TSR), respectively. For the portion of these PSUs based on “performance conditions”, the fair value was calculated based on the NYSE market price for common shares subject to the award on the grant date for the award, or $6.86 per portion of the PSUs. Generally, the aggregate grant date fair value represents the amount that RAIT expects to expense in its financial statements over the award’s vesting schedule and does not correspond to the actual value that will be realized by each eligible officer. For additional information, refer to Note 13 – Share-Based Compensation in RAIT’s audited financial statements contained in the Annual Report to Shareholders that accompanies this Proxy Statement and in RAIT’s Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC, or note 13 to the annual report. For fiscal year 2015, amounts shown include the following grant date fair value amounts for awards made to each of the named executives as described above in the “Compensation Discussion and Analysis “ section:

•	Scott F. Schaeffer ($216,900 February 2015 restricted share award; $250,000 March 2015 restricted share award; $547,849 March 2015 PSUs)

•	James J. Sebra ($72,300 February 2015 restricted share award; $31,250 March 2015 restricted share award; $68,480 March 2015 PSUs)

•	Scott L.N. Davidson ($433,800 February 2015 restricted share award; $237,500 March 2015 restricted share award; $520,456 March 2015 PSUs)

•	John J. Reyle ($50,610 February 2015 restricted share award)

(4)	This column represents the aggregate grant date fair value of SARs granted to each of the named executives in the respective years computed in accordance with FASB ASC Topic 718, “Compensation-Stock Compensation.” The amount of the award was based on a Black-Scholes Option pricing model on the date of grant. See note 13 to the annual report.

(5)	For fiscal year 2015, amounts shown include the following amounts paid as annual incentive compensation to each of the eligible officers pursuant to the each performance metric for the 2015 target cash bonus as described above in the “Compensation Discussion and Analysis” section:

•	Scott F. Schaeffer ($421,680 CAD; $127,987 ABV; and $326,790 ROE)

•	James J. Sebra ($87,850 CAD; $26,664 ABV; and $68,081 ROE)

•	Scott L.N. Davidson ($404,110 CAD, $122,654 ABV; and $313,173 ROE)

(6)	The following table describes the components of the amounts set forth in the “All Other Compensation” column in the Summary Compensation Table.

Name	Year	Company Contributions to Retirement and 401(k) Plans ($)(a)	Dividend Equivalents on Phantom Units and Dividends on Restricted Stock ($)(b)	Automobile Allowance($)	Total ($)
Scott F. Schaeffer	2015	10,600	55,837	12,729	79,166
	2014	10,400	19,600	—	30,000
	2013	10,200	—	—	10,200
James J. Sebra	2015	10,600	13,910	—	24,510
	2014	10,400	4,667	—	15,067
	2013	10,200	—	—	10,200
Scott L.N. Davidson	2015	10,600	21,638	—	32,238
	2014	10,400	5,367	—	15,767
John J. Reyle	2015	10,600	4,832	—	15,432

(a)	This column reports the total amount of matching contributions to the named executive’s RAIT 401(k) plan account, up to the limitations imposed under IRS rules. Under the RAIT 401(k) plan, RAIT provides a cash match of 4% of the employee contributions and may provide an additional cash match of 2% of eligible compensation as discretionary cash profit sharing payments. Any matching contribution made by RAIT pursuant to the RAIT 401(k) plan vests immediately. Under the RAIT 401(k) plan during 2015, RAIT matched 4% of employee’s eligible compensation, but did not provide a 2% discretionary profit sharing match. See “Compensation Discussion and Analysis—The Elements of Our Compensation—Other Compensation—401(k) Plans”

(b)	Dividend equivalents on phantom units are the right to receive an amount equal to the value of dividends paid on the common shares, as if the grant under the incentive award plan were common shares at the time of the dividend. Dividends are paid on restricted stock awards in the same manner as on our other outstanding common shares. However, dividend equivalents paid on unvested phantom units and dividends declared on unvested restricted share awards remained subject to forfeiture and are held in restricted accounts and not paid to the recipient, or included in this column, until vesting, whereupon they are paid in a lump sum. This column reports the total amount of dividend equivalents and dividends paid to the named executives on their grants under the incentive award plan.

(7)	The “All Other Compensation” column in the Summary Compensation Table excludes the following compensation received by the named executives from IRT.

Name	Year	IRT Stock Awards ($)(1)	IRT Option Awards ($)(2)	Total ($)
Scott F. Schaeffer	2015	187,000	43,800	230,800
	2014	65,600	9,760	75,360
	2013	—	—	—
James J. Sebra	2015	149,600	35,040	184,640
	2014	32,800	4,880	37,680
	2013	—	—	—
Scott L.N. Davidson	2015	—	—	—
	2014	—	—	—
John J. Reyle	2015	—	—	—

(1)

This column represents the aggregate grant date fair value of IRT restricted common stock awards granted to each of the named executives in the respective years computed in accordance with FASB ASC Topic 718, “Compensation-Stock Compensation.” The amount of the award was based on the closing price on the NYSE MKT of a share of IRT common stock on the date of grant. See Note 7: Equity Compensation Plans in Item 8. Financial Statements and Supplementary Data of IRT’s annual report on Form 10-K for its fiscal year ended December 31, 2015 filed with the SEC, or note 7 to the IRT annual report.

(2)	This column represents the aggregate grant date fair value of IRT SARs granted to each of the named executives in the respective years computed in accordance with FASB ASC Topic 718, “Compensation-Stock Compensation.” The amount of the award was based on a Black-Scholes Option pricing model on the date of grant. See note 7 to the IRT annual report.

Grants of Plan-Based Awards in 2015

The following table provides information about equity awards granted to the named executives in 2015.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($) (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (#) (2)			All other stock awards: Number of shares of stock or units (#)(3)	All other option awards: Number of securities underlying options (#)(4)	Exercise or base price option awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(5)
		Threshold	Target	Maximum	Threshold	Target	Maximum
Scott F. Schaeffer	2/10/2015							30,000			216,900
	2/10/2015								200,000	7.23	192,000
	3/31/2015							36,443			250,000
	3/31/2015	450,000	900,000	1,350,000
	3/31/2015				54,665	109,329	163,994
James J. Sebra	2/10/2015							10,000			72,300
	2/10/2015								50,000	7.23	48,000
	3/31/2015							4,555			31,250
	3/31/2015	93,750	187,500	281,250
	3/31/2015				6,833	13,666	20,499
Scott L.N. Davidson	2/10/2015							60,000			433,800
	2/10/2015								200,000	7.23	192,000
	3/31/2015							34,620			237,500
	3/31/2015	431,250	862,500	1,293,750
	3/31/2015				51,931	103,863	155,794
John J. Reyle	2/10/2015							7,000			50,610
	2/10/2015								21,000	7.23	20,160

(1)	These columns represent the potential value of the payout for each eligible officer if the threshold, target or maximum goals are satisfied under the quantitative bonus components of the 2015 annual cash bonus plan, as described above in the “Compensation Discussion and Analysis” section. The amounts actually earned by each eligible officer with respect to 2015 performance under the 2015 annual cash bonus plan are reported in the Bonus (for the qualitative component) and Non-Equity Incentive Plan Compensation (for the quantitative component) columns in the 2015 Summary Compensation Table above.

(2)	These columns represent the potential number of common shares earned by each eligible officer if the threshold, target, or maximum goals are satisfied with respect to the March 2015 PSUs. The actual number of common shares issued pursuant to these March 2015 PSUs will be determined as of December 31, 2017 based on RAIT’s relative TSR performance over the 2015-2017 performance period, and will vest 50% at such time, with the remaining 50% of such shares vesting on March 31, 2018, all as described above in the “Compensation Discussion and Analysis” section.

(3)

This column shows the number of restricted common share awards granted in 2015 to the named executives. The February 2015 awards comprised of restricted shares vest in three equal annual installments on the anniversary of the grant date (subject to earlier termination if the named executive’s employment ends). The

March 2015 restricted share awards vest in four equal annual installments on the anniversary of the grant date (subject to earlier termination if the eligible officer’s employment ends).

(4)	This column shows the number of SARs granted in 2015 to the named executives. Each SAR represents the right to receive the excess of the fair market value (as determined under the incentive award plan) of a common share on the date of exercise over the fair market value of a common share on the grant date. These SARs vest in three equal annual installments on the anniversary of the grant date and have a five year term (subject to earlier termination if the named executive’s employment ends). These SARs initially provided that they could be settled in cash or common shares, in the discretion of the compensation committee. In 2015, the compensation committee determined that any exercise of these SARs would be settled in common shares to the extent common shares are available under the incentive award plan.

(5)	This column shows the full grant date fair value of restricted common share awards or SARs under FASB ASC Topic 718 granted to the named executives in 2015. Generally, the full grant date fair value is the amount that RAIT would expense in its financial statements over the award’s vesting schedule. These amounts reflect our accounting expense, and do not correspond to the actual value that will be recognized by the named executives. The full grant date fair value of the restricted common shares was the closing price of RAIT’s common shares on the grant date multiplied by the number of restricted common shares awards. The full grant date fair value of the SARs is based on a Black-Scholes Option pricing model on the date of grant.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table in 2015

We provide additional disclosure below of factors relating to the Summary Compensation Table and Grants of Plan-Based Awards in 2015, including descriptions of the employment agreements of the named executives.

Employment Agreements

RAIT has entered into employment agreements with Messrs. Schaeffer, Davidson and Sebra. Mr. Reyle does not have an employment agreement with RAIT. The post-termination and severance provisions of these agreements are discussed in “Potential Payments on Termination or Change-In-Control” below.

Scott F. Schaeffer

Mr. Schaeffer’s employment agreement with RAIT has successive three year terms unless either party provides the other party with notice of non-renewal prior to three months before the expiration of the then-current term. It provides that Mr. Schaeffer shall serve as RAIT’s chief executive officer. Mr. Schaeffer’s employment agreement also provides that he agrees to continue to serve as the chairman, subject to the board’s right to elect a different person to serve as chairman, and that the election by the board of a different person to serve as chairman shall not be deemed to be good reason for Mr. Schaeffer to terminate his employment agreement so long as (i) he continues to have his duties assigned to him by the board and (ii) no executive officers or other employees of RAIT have their duties assigned to them by the chairman. Mr. Schaeffer’s employment agreement also provides that, during his employment term, RAIT will nominate him for election to the board at any meeting of the shareholders of RAIT where the election of the members of the board is included in the purposes of such meeting and that he shall serve as a member of the board subject to his election to the board by the shareholders. The agreement provides for Mr. Schaeffer’s base salary and provides that his base compensation must be reviewed annually for appropriate increases but may not be decreased. Mr. Schaeffer is also eligible for bonuses as determined by the compensation committee and is entitled to a car allowance of not less than $500 per month. Mr. Schaeffer is entitled to participate in all employee retirement and welfare benefit plans and programs or executive perquisites made available to the our senior level executives as a group or to its employees generally and to participate in any short-term and long-term incentive programs (including the incentive award plan) established for our senior level executives generally, at levels commensurate with the benefits provided to other senior executives and with adjustments appropriate for his position. Mr. Schaeffer is subject to non-competition, non-solicitation, intellectual property and confidentiality restrictions under the agreement. Mr. Schaeffer’s base salary, bonuses awarded and equity and other compensation are described above in “2015 Compensation Decisions.”

James J. Sebra

Mr. Sebra’s employment agreement with RAIT has a term of successive one year periods unless either party provides the other party with notice of non-renewal prior to three months before the expiration of the term. It provides that Mr. Sebra shall serve as RAIT’s chief financial officer and treasurer. The agreement provides for Mr. Sebra’s base salary and provides that his base compensation must be reviewed annually for appropriate increases but may not be decreased. The employment agreement provides that Mr. Sebra may be eligible for an annual bonus which will be awarded by the compensation committee in its discretion. The employment agreement further provides that Mr. Sebra is eligible to participate in any of RAIT’s incentive programs, including any equity compensation plan, and eligible to receive the same benefits to the same extent as other senior executives of RAIT, and such other benefits as are commensurate with his position. Participation in employee benefit plans will be subject to the terms of those benefit plans as in effect from time to time. Mr. Sebra is subject to non-competition, non-solicitation, intellectual property and confidentiality restrictions under the agreement. Mr. Sebra’s base salary, bonuses awarded and equity and other compensation are described above in “2015 Compensation Decisions.”

Scott L.N. Davidson

Mr. Davidson’s employment agreement with RAIT has successive one year period terms beginning January 1, 2016 unless either party provides the other party with notice of non-renewal prior to three months before the expiration of the term. It provides that Mr. Davidson shall serve as RAIT’s president. The agreement provides for Mr. Davidson’s base salary and provides that his base compensation must be reviewed annually for appropriate increases but may not be decreased. The employment agreement provides that Mr. Davidson may be eligible for an annual bonus which will be awarded by the compensation committee in its discretion. The employment agreement further provides that Mr. Davidson is eligible to participate in any of RAIT’s incentive programs, including any equity compensation plan, and eligible to receive the same benefits to the same extent as other senior executives of RAIT, and such other benefits as are commensurate with his position. Participation in employee benefit plans will be subject to the terms of those benefit plans as in effect from time to time. Mr. Davidson is subject to non-competition, non-solicitation, intellectual property and confidentiality restrictions under the agreement. Mr. Davidson’s base salary, bonuses awarded and equity and other compensation are described above in “2015 Compensation Decisions.”

2015 Target Date Bonus Awards

The terms of both the quantitative and qualitative components of the bonus arrangements for the eligible officers under the 2015 Annual Incentive Plan are described above in the “Compensation Discussion and Analysis” section.

Terms of Awards made to the Named Executives under the Incentive Award Plan

The terms of the awards made to the named executives under the incentive award plan, including the PSUs and restricted share awards, during 2015 pursuant to the performance-based component of stock awards under the incentive award plans are detailed above in the “Compensation Discussion and Analysis” section.

Outstanding Equity Awards at 2015 Fiscal Year-End

The following table provides information on the holdings of outstanding equity awards by the named executives at December 31, 2015. These awards are comprised of stock options, SARs and restricted common share awards. Each award is shown separately for each named executive.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards Number of Unearned Shares, Units or Other Rights That Have Not Vested(#)		Equity Incentive Plan Awards, Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested($)
Scott F. Schaeffer	200,000	(1)	—		5.68	1/23/2017
	213,333		106,667	(2)	6.89	1/28/2018
	40,000		80,000	(3)	8.29	1/28/2019
	—		200,000	(4)	7.23	2/10/2020
							35,000	(5)	94,500
							26,667	(6)	72,000
							30,000	(7)	81,000
										163,994	(8)	442,784
							36,443	(9)	98,396
James J. Sebra	225,000	(1)	—		5.68	1/23/2017
	50,000		25,000	(2)	6.89	1/28/2018
	10,000		20,000	(3)	8.29	1/28/2019
			50,000	(4)	7.23	2/10/2020
							8,333	(5)	22,500
							6,667	(6)	18,000
							10,000	(7)	27,000
										20,499	(8)	55,347
							4,555	(9)	12,299
Scott L. N. Davidson	50,000	(1)	—		5.68	1/23/2017
	57,500		28,750	(2)	6.89	1/28/2018
	40,000		80,000	(3)	8.29	1/28/2019
			200,000	(4)	7.23	2/10/2020
							9,583	(5)	25,875
							26,667	(6)	72,000
							60,000	(7)	162,000
										155,794	(8)	420,644
							34,620	(9)	93,474
John J. Reyle	7,500	(1)	—		5.68	1/23/2017
	15,000		7,500	(2)	6.89	1/28/2018
	7,000		14,000	(3)	8.29	1/28/2019
			21,000	(4)	7.23	2/10/2020
							2,500	(5)	6,750
							4,667	(6)	12,600
							7,000	(7)	18,900

(1)	These SARs are fully vested.

(2)	These SARs vest on January 29, 2016.

(3)	These SARs vest in two equal annual installments on January 29, 2016 and January 29, 2017.

(4)	These SARS vest in three equal annual installments on February 10, 2016, February 10, 2017, and February 10, 2018.

(5)	These restricted common share awards vest on January 29, 2016.

(6)	These restricted common share awards vest in two equal annual installments on January 29, 2016 and January 29, 2017.

(7)	These restricted common share awards vest in three equal annual installments on February 10, 2016, February 10, 2017, and February 10, 2018.

(8)	These performance share unit awards are earned over a three year performance period, with 50% of the awards vesting at the end of that three year period and the remaining 50% vesting over an additional one year time vesting period. The unvested number of awards assumes performance at the maximum level. The actual number of units earned based on actual performance ranges from 0% to 150% of target.

(9)	These restricted common share awards vest 25% per year over a four year period.

Option Exercises and Stock Vested in Fiscal 2015

The following table provides information on the number of shares acquired by the named executives upon the exercise of SARs or the vesting of restricted common share awards and the value realized at that time before payment of any applicable withholding taxes and brokerage commission in 2015.

Name	Option awards		Stock awards
	Number of securities underlying options/ SARs exercised (#)	Value realized on exercise ($)(1)	Number of shares acquired on vesting (#)	Value realized on vesting ($)(2)
Scott F. Schaeffer	—	—	48,333	347,998
James J. Sebra	—	—	11,666	83,995
Scott L.N. Davidson	—	—	22,916	164,995
John J. Reyle	—	—	4,833	34,798

(1)	The “Value Realized on Exercise” is the difference between the closing price of a common share on the NYSE on the date of exercise and the exercise price of the SARs multiplied by the number of SARs exercised. The value realized is for informational purposes only and does not purport to represent that such individual actually sold the underlying shares, or that the underlying shares were sold on the date of exercise. Furthermore, such value realized does not take into consideration individual income tax consequences.
(2)	The “Value Realized on Exercise” is determined by multiplying the closing price of a common share on the NYSE on the vesting date by the number of common shares vesting.

Potential Payments on Termination or Change-In-Control

As noted under “Executive Compensation—Narrative to Summary Compensation Table—Employment Agreements,” we have entered into employment agreements with our named executives. These agreements provide for payments and other benefits if a named executive’s employment with us is terminated under circumstances specified in his respective agreement, including a “change in control” of RAIT (as defined in the agreement). A named executive’s rights upon the termination of his employment will depend upon the circumstances of the termination. The tables below summarize these rights and the amount of any payments and benefits due under the circumstances specified for the named executive indicated.

Scott F. Schaeffer

Under Mr. Schaeffer’s employment agreement, if his employment ends for any reason, RAIT will pay accrued salary, bonuses and incentive payments already awarded but not paid (including any pro rata bonus awarded for the year of termination), and other existing obligations. If his employment is terminated without “cause” or he resigns for “good reason” during the term of the employment agreement, or if RAIT sends a timely notice of non-renewal of the employment agreement, or if he is terminated after a change of control without cause or resigns for good reason, and he executes and does not revoke a mutual release, he will receive: (i) a lump sum cash severance payment equal to 2.25 times the sum of his base salary as in effect immediately prior to termination of his employment and average annual cash bonus for the three year period immediately prior to his termination of employment, (ii) a pro rata portion of his target bonus for the fiscal year of his termination (if there is no target bonus opportunity for the fiscal year, the target bonus for this purpose will be equal to a pro rata portion of the average annual cash bonus Mr. Schaeffer received for the three year period immediately prior to his termination of employment), (iii) continued medical coverage for 18 months for himself and his spouse and dependents as if he had continued in employment with RAIT, and (iv) all other amounts earned, accrued and owing but not yet paid to him. If he does not provide a release, Mr. Schaeffer is entitled to receive only the amount due to him under the RAIT’s then current severance pay plan for employees, if any. RAIT does not currently have a severance plan applicable to its executive officers. No other payments or benefits are due to Mr. Schaeffer under the agreement, although he is entitled to any benefits accrued and earned in accordance with the terms of any applicable benefit plans and programs of RAIT.

If Mr. Schaeffer voluntarily terminates his employment other than for good reason, no further payments shall be due him, except that he shall be entitled to any benefits accrued and due in accordance with the terms of any applicable benefit plans and programs of RAIT. RAIT may terminate Mr. Schaeffer’s employment if Mr. Schaeffer has been unable to perform the material duties of his employment and has been formally determined to be eligible for disability benefits under RAIT’s long-term disability plan. If his employment is terminated on account of his death or disability, he will receive all amounts earned and accrued as of such date and a pro rated target bonus for the fiscal year of his death or disability (if there is no target bonus opportunity for the fiscal year, the target bonus for this purpose will be equal to 100% of his base salary). RAIT may terminate Mr. Schaeffer’s employment at any time for cause, in which event all payments to him cease, except for base salary to the extent already accrued, and for benefits accrued and earned before his termination in accordance with the terms of any of RAIT’s applicable benefit plans and programs.

Under his employment agreement, Mr. Schaeffer is responsible for all taxes due with respect to any amount payable to or other benefit receivable by him thereunder, including, without limitation, any excise tax imposed by IRC Section 4999. However, the employment agreement provides that any amount or benefit deemed to be a parachute payment (as defined in IRC Section 280G) alone or when added to any other amount payable or paid to or other benefit receivable or received by Mr. Schaeffer which is deemed to constitute a parachute payment, and would result in the imposition on Mr. Schaeffer of an excise tax under IRC Section 4999, shall be reduced to the extent necessary so that no portion thereof shall be subject to the excise tax imposed by IRC Section 4999, but only if, by reason of such reduction, the net after-tax benefit received by Mr. Schaeffer exceeds the net after-tax benefit received by Mr. Schaeffer if no such reduction was made.

“Cause” is defined in Mr. Schaeffer’s employment agreement as any of the following grounds for termination of Mr. Schaeffer’s employment: (a) Mr. Schaeffer shall have been convicted of a felony; (b) Mr. Schaeffer intentionally and continually fails substantially to perform his reasonably assigned material duties to RAIT (other than a failure resulting from Mr. Schaeffer’s incapacity due to physical or mental illness), which failure has been materially and demonstrably detrimental to RAIT and has continued for a period of at least 30 days after a written notice of demand for substantial performance, signed by a duly authorized officer of RAIT, has been delivered to Mr. Schaeffer specifying the manner in which Mr. Schaeffer has failed substantially to perform; or (c) Mr. Schaeffer breaches the non-competition, non-solicitation, intellectual property and confidentiality restrictive covenants of the employment agreement.

“Good Reason” is defined in Mr. Schaeffer’s employment agreement as: (a) a reduction in Mr. Schaeffer’s annual rate of base salary; (b) a failure of RAIT to pay his base salary; (c) a significant adverse alteration in the nature or status of Mr. Schaeffer’s responsibilities (the non-election of Mr. Schaeffer to the board, the removal of Mr. Schaeffer from the position of CEO or requiring Mr. Schaeffer to report to any employee of RAIT shall be deemed to be a significant adverse alteration in the nature or status of Mr. Schaeffer’s responsibilities); provided, however, that the election by the board of a different person to serve as chairman shall not be deemed to be such an alteration so long as (i) Mr. Schaeffer continues to have his duties assigned to him by the board and (ii) no executive officers or other employees of RAIT have their duties assigned to them by the chairman; (d) any other material breach by RAIT of the employment agreement; or (e) relocation (without the written consent of Mr. Schaeffer) of RAIT’s executive offices to a location more than thirty (30) miles from its current location.

“Change of control” means the occurrence of any of the following: (a) the acquisition of the beneficial ownership, as defined under the Exchange Act, of 25% or more of RAIT’s voting securities or all or substantially all of the assets of RAIT by a single person or entity or group of affiliated persons or entities other than by a related entity (described below); or (b) the merger, consolidation or combination of RAIT with an unaffiliated entity, other than a related entity in which the trustees of RAIT immediately prior to such merger, consolidation or combination constitute less than a majority of the board of directors of the surviving, new or combined entity unless one-half of the board of directors of the surviving, new or combined entity, were trustees of RAIT immediately prior to such transaction and RAIT’s chief executive officer immediately prior to such transaction continues as the chief executive officer of the surviving, new or combined entity; or (c) during any period of two consecutive calendar years, individuals who at the beginning of such period constituted the board cease for any reason to constitute at least two-thirds thereof, unless the election or nomination for the election by RAIT’s shareholders of each new trustee was approved by a vote of at least two-thirds of the trustees then still in office who were trustees at the beginning of the period; or (d) the transfer of all or substantially all of RAIT’s assets or all or substantially all of the assets of its primary subsidiaries to an unaffiliated entity, other than to a related entity. A related entity means an entity that is an “affiliate” of Mr. Schaeffer, or any member of Mr. Schaeffer’s immediate family, as determined in accordance with Rule 12b-2 of the Exchange Act. If a change of control occurs and Mr. Schaeffer’s employment is terminated without cause or Mr. Schaeffer may terminates his employment for good reason and receive the compensation below.

Mr. Schaeffer’s employment agreement provides that during his employment term and without regard to its termination for any reason which does not constitute a breach of his employment agreement by RAIT or a resignation for good reason by Mr. Schaeffer and for a period of eight months thereafter, he will not directly or indirectly, own, manage, operate, finance, join, control or participate in the ownership, management, operation, financing or control of, or be connected as an officer, director, employee, partner, principal, agent, representative, consultant or otherwise with, or use or permit his name to be used in connection with any competing business (defined below) within any state in which RAIT currently engages in any substantial business activity or any state in which RAIT engaged in any substantial business activity during the thirty-six month period preceding the date Mr. Schaeffer’s employment terminates; provided, however, that Mr. Schaeffer may own no more than five percent of the capital stock of any corporation which is engaged in any competing business having a class of securities registered pursuant to the Exchange Act. The term “competing business” is defined as any entity or enterprise actively engaged in any business RAIT is actively engaged in (or is expected to be actively engaged in within 12 months) at the time of termination.

Mr. Schaeffer’s employment agreement provides that during his employment term and without regard to its termination for any reason which does not constitute a breach of his employment agreement by RAIT and for a period of twelve months thereafter, he will not (a) solicit or divert to any competing business, any individual or entity which is an active or prospective customer of RAIT or was such an active or prospective customer at any time during the preceding 12 months; or (b) employ, attempt to employ, solicit or assist any competing business in employing any employee of RAIT whether as an employee or consultant. The agreement also contains restrictions regarding RAIT’s intellectual property and a requirement to maintain the confidentiality of RAIT’s confidential information.

The table below summarizes these rights and the amount of any payments and benefits due under the indicated circumstances for Mr. Schaeffer assuming the circumstances occurred as of December 31, 2015:

	Resignation without Good Reason	Termination with Cause (2)	Termination without Cause (1)(2)	Resignation for Good Reason (1)(2)	Non-Renewal (1)(2)	Disability (2)	Death (2)
Bonus for Prior Periods(3)	$1,075,000	$1,075,000	$1,075,000	$1,075,000	$1,075,000	$1,075,000	$1,075,000
Severance Payment(4)	—	—	4,013,593	4,013,593	4,013,593	—	—
Medical Coverage(5)	—	—	24,736	24,736	24,736	—	—

Total	$1,075,000	$1,075,000	$5,113,329	$5,113,329	$5,113,329	$1,075,000	$1,075,000

(1)	Assumes that Mr. Schaeffer executes and does not revoke a written mutual release in a form acceptable to RAIT, of any and all claims against RAIT or Mr. Schaeffer relating to matters arising out of his employment by RAIT. Without this release, Mr. Schaeffer would only be entitled to amounts due under RAIT’s severance pay plan, if any. As of December 31, 2015, RAIT did not have a severance pay plan applicable to any named executive. These same provisions apply if termination occurs in these circumstances upon or after a change in control of RAIT.

(2)	Mr. Schaeffer also would be entitled to any base salary that was accrued and unpaid as of the date of his termination.

(3)	For purposes of this table, we have assumed that the three year period immediately prior to a termination of employment at December 31, 2015 related to the years 2013, 2014 and 2015 and that Mr. Schaeffer received the bonuses earned for such period prior to termination. Mr. Schaeffer would be entitled to his target annual cash bonus, or, in the absence of a target bonus opportunity for the fiscal year, a pro rata portion of the average annual cash bonus Mr. Schaeffer received for the three year period immediately prior to his termination of employment. For purposes of this table, the termination date is assumed to be the last day of the year, so the pro-ration is 100%.

(4)	Equal to 2.25 times the sum of (i) his base salary at the date of termination and (ii) his average annual cash bonus for the three year period immediately prior to the termination of his employment.

(5)	Mr. Schaeffer would be entitled to continuation of his medical coverage for a period of 18 months following the date of termination.

Additionally, Mr. Schaeffer may vest in certain ancillary benefits provided to all employees if he is terminated, including but not limited to the vested portion of our matching contributions to his 401(k) account.

James J. Sebra

Under Mr. Sebra’s employment agreement, if his employment ends for any reason, RAIT will pay accrued salary, bonuses and incentive payments already awarded but not paid (including any pro rata bonus awarded for the year of termination), and other existing obligations. If his employment is terminated without “cause” or he resigns for “good reason” during the term of the employment agreement, or if RAIT sends a timely notice of non-renewal of the employment agreement, or if he is terminated after a change of control without cause or resigns for good reason, and he executes and does not revoke a mutual release, he will receive: (a) a lump sum payment of an amount equal to 1.5 times the sum of (x) his annual salary (at the rate in effect immediately prior to his termination) plus (y) the average annual cash bonus received in the three year period immediately prior to his termination, (b) a lump sum cash payment equal to a pro rata portion of Mr. Sebra’s target annual cash bonus for the fiscal year of his termination (or, in the absence of a target bonus opportunity for the fiscal year, a pro rata portion of the average annual cash bonus Mr. Sebra received for the three year period immediately prior to his termination of employment), and (c) for a period of 18 months following the date of termination, Mr. Sebra shall continue to receive the medical coverage in effect at the date of his termination (or generally comparable coverage) for himself and, where applicable, his spouse and dependents, at the same premium rate as may be charged from time to time for employees generally, as if Mr. Sebra had continued in employment with RAIT during such period. If he does not provide a release, Mr. Sebra is entitled to receive only the amount due to him under the RAIT’s then current severance pay plan for employees, if any. RAIT does not currently have a severance plan applicable to its executive officers. No other payments or benefits are due to Mr. Sebra under the agreement, although he is entitled to any benefits accrued and earned in accordance with the terms of any applicable benefit plans and programs of RAIT.

Upon a “change of control” of RAIT, Mr. Sebra will become fully vested in all his outstanding unvested equity-based awards. In addition, if he terminates employment within six months after a change of control, for any reason, the termination will be deemed to be for good reason.

If Mr. Sebra voluntarily terminates his employment other than for good reason, no further payments shall be due him, except that he shall be entitled to any benefits accrued and due in accordance with the terms of any applicable benefit plans and programs of RAIT.

RAIT may terminate Mr. Sebra’s employment if Mr. Sebra has been unable to perform the material duties of his employment and has been formally determined to be eligible for disability benefits under RAIT’s long-term disability. If RAIT terminates Mr. Sebra’s employment for disability, Mr. Sebra is entitled to receive the following: (a) a lump sum cash payment equal to a pro rata portion of Mr. Sebra’s cash bonus described in clause (b) above, determined by multiplying such cash bonus by a fraction, the numerator of which is the number of days during which Mr. Sebra was employed by RAIT, prior to his termination of employment, in RAIT’s fiscal year in which his termination of employment occurs and the denominator of which is 365; and (b) any amounts earned, accrued and owing but not yet paid under his employment agreement and any other benefits accrued and earned in accordance with the terms and conditions of any applicable benefit plans and programs of RAIT in which Mr. Sebra participated prior to his termination of employment. If Mr. Sebra dies while employed by RAIT, RAIT shall pay to Mr. Sebra’s executor, legal representative, administrator or designated beneficiary, as applicable, the same amounts due upon his termination for disability.

RAIT may terminate Mr. Sebra’s employment at any time for cause, in which event all payments under the agreement will cease, except for base salary to the extent already accrued. Mr. Sebra will be entitled to any benefits accrued and earned before his termination in accordance with the terms and conditions of any applicable benefit plans and programs of RAIT in which Mr. Sebra participated prior to his termination of employment.

Under his employment agreement Mr. Sebra has the same responsibility for all taxes due as Mr. Schaeffer.

“Cause” is defined as (a) Mr. Sebra’s commission of, or indictment for, or formal admission to a felony, or any crime of moral turpitude, dishonesty, or breach of RAIT’s code of ethics, or any crime involving RAIT; (b) Mr. Sebra’s engagement in fraud, misappropriation or embezzlement; (c) Mr. Sebra’s continual failure to substantially perform his reasonably assigned material duties to RAIT (other than a failure resulting from Mr. Sebra’s incapacity due to physical or mental illness), and such failure has continued for a period of at least 30 days after a written notice of demand, signed by a duly authorized officer of RAIT, has been delivered to Mr. Sebra specifying the manner in which Mr. Sebra has failed to substantially perform; or (d) Mr. Sebra’s breach of the non-competition, non-solicitation, intellectual property or confidentiality restrictions of his employment agreement.

“Change of control” is defined in the same manner as in Mr. Schaeffer’s employment agreement.

“Good reason” is defined as (i) the material reduction of Mr. Sebra’s title, authority, duties and responsibilities or the assignment to Mr. Sebra of duties materially inconsistent with Mr. Sebra’s position or positions with RAIT; (ii) a reduction in Mr. Sebra’s base salary; or (iii) RAIT’s material and willful breach of Mr. Sebra’s employment agreement.

Mr. Sebra’s employment agreement provides that during his employment term and for a period of eight (8) months after his termination, without regard to its termination for any reason which does not constitute a breach of his employment agreement by RAIT or a resignation for good reason by Mr. Sebra, Mr. Sebra will not directly or indirectly, own, manage, operate, finance, join, control or participate in the ownership, management, operation, financing or control of, or be connected as an officer, director, employee, partner, principal, agent, representative, consultant or otherwise with, or use or permit Mr. Sebra’s name to be used in connection with any competing business within any state in which RAIT, and/or its affiliates, currently engage in any substantial business activity (defined below) or any state in which RAIT, and/or its affiliates, engaged in any substantial business activity during the thirty-six month period preceding the date Mr. Sebra’s employment terminates; provided, however, that notwithstanding the foregoing, this provision shall not be construed to prohibit the passive ownership by Mr. Sebra of not more than five percent of the capital stock of any corporation which is engaged in any competing business having a class of securities registered pursuant to the Exchange Act. The phrase “competing business” is defined as any entity or enterprise actively engaged in any business or businesses RAIT and/or its affiliates, are actively engaged in (or are expected to be actively engaged in within 12 months) at the time of termination. The phrase “substantial business activity” means that RAIT, and/or its affiliates (i) has a business office, (ii) owns, services or manages real estate, or (iii) has a recorded and unsatisfied mortgage or other lien upon real estate or personal property.

Mr. Sebra’s employment agreement also provides that during his employment term and for a period of 12 months after his termination, without regard to a termination for any reason which does not constitute a breach of his employment agreement by RAIT or a resignation for good reason by Mr. Sebra, Mr. Sebra will not (a) solicit or divert to any competing business, any individual or entity which is an active or prospective customer of RAIT and/or its affiliates, or was such an active or prospective customer at any time during the preceding 12 months; or (b) employ, attempt to employ, solicit or assist any competing business in employing any employee of RAIT, and/or its affiliates, whether as an employee or consultant. The agreement also contains restrictions regarding RAIT’s intellectual property and a requirement to maintain the confidentiality of RAIT’s confidential information.

The table below summarizes these rights and the amount of any payments and benefits that would have been due under the indicated circumstances for Mr. Sebra assuming the circumstances occurred as of December 31, 2015:

	Resignation without Good Reason (1)	Termination with Cause (1)	Termination without Cause or Non- Renewal (1)	Resignation for Good Reason (1)(2)	Disability (1)(3)	Death (1)(3)
Bonus for Prior Periods(4)	$250,000	$250,000	$250,000	$250,000	$250,000	$250,000
Severance Payment(5)	—	—	906,923	906,923	—	—
Stock Vesting(6)	—	—	79,799	79,799	79,799	79,799
Medical Coverage (7)	—	—	24,736	24,736	—	—

Total	$250,000	$250,000	$1,261,458	$1,261,458	$329,799	$329,799

(1)	We have assumed no unpaid salary at December 31, 2015. In any instance of his employment being terminated, Mr. Sebra would be entitled to any base salary that was accrued and unpaid as of the date of his termination.

(2)	Mr. Sebra’s resignation within six months of a change in control (as defined in Mr. Sebra’s employment agreement) of RAIT is deemed to be a resignation for “good reason” as defined in his employment agreement.

(3)	Mr. Sebra or his estate also would be entitled to receive his annual salary for the remainder of the year in which the termination of his employment occurred.

(4)	For purposes of this table, we have assumed that the three year period immediately prior to a termination of employment at December 31, 2015 related to the years 2013, 2014 and 2015 and that Mr. Sebra received the bonuses earned for such period prior to termination. Mr. Sebra would be entitled to a pro rata bonus earned through the date of termination, which will be calculated based on the bonus earned in the prior year, pro-rated for the number of days he was employed by RAIT in the year of his termination. For purposes of this table, the termination date is assumed to be the last day of the year, so the pro-ration is 100%.

(5)	Equal to 1.5 times the sum of (x) Mr. Sebra’s base salary as in effect immediately prior to his termination of employment and (y) the average annual cash bonus Mr. Sebra received for the three year period immediately prior to his termination of employment.

(6)	Mr. Sebra would immediately vest in 29,555 shares of restricted stock that were unvested at December 31, 2015. The stock price used in valuing these awards was our closing stock price of $2.70 on December 31, 2015.

(7)	Mr. Sebra would be entitled to continuation of his medical coverage for a period of 18 months following the date of termination.

Additionally, Mr. Sebra would vest in certain ancillary benefits provided to all employees if he is terminated, including the vested portion of our matching contributions to his 401(k) account.

Scott L.N. Davidson

Under Mr. Davidson’s employment agreement, if his employment ends for any reason, RAIT will pay accrued salary, bonuses and incentive payments already awarded but not paid (including any pro rata bonus awarded for the year of termination), and other existing obligations. If his employment is terminated without “cause” or he resigns for “good reason” during the term of the employment agreement, or if RAIT sends a timely notice of non-renewal of the employment agreement, or if he is terminated after a change of control without cause or resigns for good reason, and he executes and does not revoke a mutual release, he will receive: (a)a lump sum cash payment equal to 1.5 times the sum of (x) Mr. Davidson’s base salary, as in effect immediately prior to his termination of employment and (y) the average annual cash bonus Mr. Davidson received for and applicable to RAIT’s three completed fiscal years immediately prior to Mr. Davidson’s last day of employment (or, if he was not employed for the entire period covered by such fiscal years, the average annual cash bonus Mr. Davidson received for and applicable to those completed fiscal years of RAIT for which he was employed for the entire fiscal year); (b) a lump sum cash payment equal to a pro rata portion of Mr. Davidson’s target annual cash bonus for and applicable to the fiscal year of his termination (or, in the absence of a target bonus opportunity for and applicable to the fiscal year of his termination, the lump sum cash payment will be equal to a pro rata portion of the average annual cash bonus Mr. Davidson received for RAIT’s three completed fiscal years immediately prior to Mr. Davidson’s last day of employment or, in the event that Mr. Davidson was not employed for the entire period covered by the three completed fiscal years of RAIT immediately prior to his termination, the cash bonus will be calculated on the basis of the annual cash bonus received for and applicable to those completed fiscal years of RAIT for which he was employed for the entire fiscal year), and (c) for a period of 18 months following the date of termination, Mr. Davidson will continue to receive the medical coverage in effect at the date of his termination (or generally comparable coverage) for himself and, where applicable, his spouse and dependents, at the same premium rate as may be charged from time to time for employees generally. If he does not provide a release, Mr. Davidson is entitled to receive only the amount due to him under the RAIT’s then current severance pay plan for employees, if any. RAIT does not currently have a severance plan applicable to its executive officers. No other payments or benefits are due to Mr. Davidson under the agreement, although he is entitled to any benefits accrued and earned in accordance with the terms of any applicable benefit plans and programs of RAIT.

The provisions of Mr. Davidson’s agreement relating to payments due upon disability, death and termination for cause are the same as in Mr. Sebra’s agreement.

“Cause” is defined as (a) Mr. Davidson’s commission of, or indictment for, or formal admission to a felony, or any crime of moral turpitude, dishonesty, or breach of RAIT’s code of ethics and other referenced policies of RAIT, or any crime involving RAIT; (b) Mr. Davidson’s engagement in fraud, misappropriation or embezzlement; (c) Mr. Davidson’s continual failure to substantially perform his reasonably assigned material duties to RAIT (other than a failure resulting from Mr. Davidson’s incapacity due to physical or mental illness), and such failure has continued for a period of at least 30 days after a written notice of demand, signed by a duly authorized officer of RAIT, has been delivered to Mr. Davidson specifying the manner in which Mr. Davidson has failed to substantially perform; or (d) Mr. Davidson’s breach of the non-competition, non-solicitation, intellectual property or confidentiality restrictions of his employment agreement.

“Good reason” is defined in the same manner as in Mr. Sebra’s agreement.

Mr. Davidson’s employment agreement provides that during his employment with RAIT and, with respect to clause (a) below, for a period of 12 months after the termination of Mr. Davidson’s employment under any circumstances and, with respect to clauses (b) and (c) below, for a period of 18 months after the termination of Mr. Davidson’s employment under any circumstances, Mr. Davidson (without regard to the state in which Mr. Davidson lives or works) shall not, unless acting pursuant to his employment agreement or with the prior written consent of the Board: (a) directly or indirectly, own, manage, operate, finance, join, control or participate in the ownership, management, operation, financing or control of, or be connected as an officer, director, employee, partner, principal, agent, representative, consultant or otherwise with, or use or permit Mr. Davidson’s name to be used, or perform work in connection with or on behalf of any competing business with respect to the activities of a competing business within any state in which RAIT, and/or its affiliates, currently engage in any substantial business activity or with respect to any state in which RAIT, and/or its affiliates, engaged in any substantial business activity during the 24 month period preceding Mr. Davidson’s last day of employment with RAIT; provided, however, that notwithstanding the foregoing, this provision shall not be construed to prohibit the passive ownership by Mr. Davidson of not more than five percent of the capital stock of any corporation which is engaged in any competing business having a class of securities registered pursuant to the Exchange Act; or (b) solicit or divert, or attempt to solicit or divert, to any competing business, any individual or entity which is an active or prospective customer, agent, mortgage broker, loan originator or borrower of, with or from RAIT, and/or its affiliates, or was such an active or prospective customer, agent, mortgage broker, loan originator or borrower at any time during the twelve (12) month period immediately preceding Mr. Davidson’s termination of employment; or (c) employ, attempt to employ, solicit or assist any competing business in employing (or engaging as a consultant) any individual who is a current employee of or consultant to RAIT, and/or its affiliates, or who was an employee or consultant to RAIT and/or its affiliates during the six (6) month period immediately preceding Mr. Davidson’s termination of employment.

The phrase “competing business” is defined as any entity or enterprise actively engaged in any business or businesses RAIT and/or its affiliates are actively engaged in (or are expected to be actively engaged in within 12 months) at the time of Mr. Davidson’s termination of employment. Without limiting the scope of the preceding sentence, the phrase “competing business” includes the solicitation, origination, aggregation, pricing, negotiation and/or sale of (1) loans secured by mortgages on real estate, and/or (2) loans to entities engaged in the real estate business, whether to hold these assets for investment or for sale individually or by combining them in one or more entities for sale as an investment (the process referred to as “securitization”). The securitizations, depending upon the make-up of the assets, are often referred to by their acronyms such as “CMBS” (commercial mortgage backed securities), “CDO (collateralized debt obligations), “CLO” (collateralized loan obligations) or other current or future similar acronyms. The phrase “substantial business activity” means that RAIT, and/or its affiliates: (i) has, has had, or is taking action to establish a business office; (ii) solicits, has solicited, makes or has made, loans secured by real estate, or is or has reviewed applications by borrowers or brokers to engage in these activities; (iii) solicits, has solicited, makes or has made, loans to real estate developers and/or owners, or is or has reviewed applications by borrowers or brokers to engage in these activities; (iv) owns, services or manages real estate, or has owned, serviced or managed real estate; and/or (v) has or has had a recorded and unsatisfied mortgage or other lien upon real estate or personal property. Some defined activities of Mr. Davidson relating to ownership of a property and in his capacity as the trustee of a family trust are not subject to the above. The agreement also contains restrictions regarding RAIT’s intellectual property and a requirement to maintain the confidentiality of RAIT’s confidential information.

The table below summarizes these rights and the amount of any payments and benefits that would have been due under the indicated circumstances for Mr. Davidson assuming the circumstances occurred as of December 31, 2015:

	Resignation without Good Reason (1)	Termination with Cause (1)	Termination without Cause or Non- Renewal (1)	Resignation for Good Reason (1)(2)	Disability (1)(3)	Death (1)(3)
Bonus for Prior Periods(4)	$1,000,000	$1,000,000	$1,000,000	$1,000,000	$1,000,000	$1,000,000
Severance Payment(5)	—	—	2,338,719	2,338,719	—	—
Medical Coverage (6)	—	—	24,736	24,736	—	—

Total	$1,000,000	$1,000,000	$3,363,455	$3,363,455	$1,000,000	$1,000,000

(1)	We have assumed no unpaid salary at December 31, 2015. In any instance of his employment being terminated, Mr. Davidson would be entitled to any base salary that was accrued and unpaid as of the date of his termination.

(2)	Mr. Davidson’s resignation within six months of a change in control (as defined in Mr. Davidson’s employment agreement) of RAIT is deemed to be a resignation for “good reason” as defined in his employment agreement.

(3)	Mr. Davidson or his estate also would be entitled to receive his annual salary for the remainder of the year in which the termination of his employment occurred.

(4)	For purposes of this table, we have assumed that the three year period immediately prior to a termination of employment at December 31, 2015 related to the years 2013, 2014 and 2015 and that Mr. Davidson received the bonuses earned for such period prior to termination. Mr. Davidson would be entitled to a pro rata bonus earned through the date of termination, which will be calculated based on the bonus earned in the prior year, pro-rated for the number of days he was employed by RAIT in the year of his termination. For purposes of this table, the termination date is assumed to be the last day of the year, so the pro-ration is 100%.

(5)	Equal to 1.5 times the sum of (x) Mr. Davidson’s base salary as in effect immediately prior to his termination of employment and (y) the average annual cash bonus Mr. Davidson received for the three year period immediately prior to his termination of employment.

(6)	Mr. Davidson would be entitled to continuation of his medical coverage for a period of 18 months following the date of termination.

Additionally, Mr. Davidson would vest in certain ancillary benefits provided to all employees if he is terminated, including the vested portion of our matching contributions to his 401(k) account.

Trustee Compensation

For the period from January 1, 2015 through December 31, 2015, the compensation committee approved the following cash compensation for each non-employee trustee of RAIT:

•	an annual cash retainer of $50,000 payable in four quarterly installments of $12,500;

•	with respect to the members of the audit committee, an additional cash fee of $20,000 for the chairman and an additional cash fee of $10,000 for each other member of the audit committee;

•

with respect to the members of the compensation committee, an additional cash fee of $20,000 for the chairman and an additional cash fee of $10,000 for each other member of the compensation committee; and

•

with respect to the members of the nominating and governance committee, an additional cash fee of $6,000 for the chairman and an additional cash fee of $3,000 for each other member of the nominating and governance committee.

•

with respect to the members of the risk management committee, an additional cash fee of $12,000 for the chairman and an additional cash fee of $6,000 for each other member of the risk management committee, pro-rated from the committee’s initial appointment in November 2015.

•	with respect to the lead trustee, an additional cash fee of $20,000.

•

with respect to Mr. Batinovich for his service as the sole member of the special committee relating to the shareholders’ derivative action described in the annual report, an additional cash fee of $12,500 per month from February 2015 through October 2015 and $5,000 per month thereafter.

In addition, in February 2015, the compensation committee awarded the seven non-employee trustees serving at the time 6,031 immediately vested common shares pursuant to the incentive award plan. These awards each had a grant date fair value of $49,997.

The following table sets forth information regarding the compensation paid or accrued by RAIT during 2015 to each of our non-employee trustees:

Trustee Compensation in 2015

Name	Fees Earned or Paid in Cash($)	Stock Awards ($)(1)	Total($)
Andrew Batinovich	$177,877	$49,995	$227,872
Edward S. Brown	80,000	49,995	129,995
Frank A. Farnesi	70,953	49,995	120,948
S. Kristin Kim	63,953	49,995	113,948
Michael J. Malter(2)	7,945	—	7,945
Jon C. Sarkisian	63,000	49,995	112,995
Andrew M. Silberstein	50,000	49,995	99,995
Murray Stempel, III	86,953	49,995	136,948

	$600,681	$349,965	$950,646

(1)	This column represents the aggregate grant date fair value of restricted common share awards granted to each of the trustees in 2015 computed in accordance with FASB ASC Topic 718, “Compensation-Stock Compensation.” The amount of the award was based on the closing price on the NYSE of a common share on the date of grant. See note 13 to the annual report. All of these awards had vested by December 31, 2015.
(2)	Mr. Malter joined the board in November 2015 and so did not receive the February 2015 stock grant and has received a pro-rated portion of the annual cash fees.

For the period from January 1, 2016 through December 31, 2016, the compensation committee approved the following cash compensation for each non-employee trustee of RAIT:

•	an annual cash retainer of $50,000 payable in four quarterly installments of $12,500;

•	with respect to the members of the audit committee, an additional cash fee of $20,000 for the chairman and an additional cash fee of $10,000 for each other member of the audit committee;

•

with respect to the members of the compensation committee, an additional cash fee of $20,000 for the chairman and an additional cash fee of $10,000 for each other member of the compensation committee; and

•

with respect to the members of the nominating and governance committee, an additional cash fee of $6,000 for the chairman and an additional cash fee of $3,000 for each other member of the nominating and governance committee.

•

with respect to the members of the risk management committee, an additional cash fee of $12,000 for the chairman and an additional cash fee of $6,000 for each other member of the risk management committee.

•	with respect to the lead trustee, an additional cash fee of $20,000.

•

with respect to Mr. Batinovich for his service as the sole member of the special committee relating to the shareholders’ derivative action described in the annual report, an additional cash fee of $5,000 per month.

In addition, in February 2016, the compensation committee awarded each of the eight non-employee trustees serving at the time 21,097 immediately vested common shares pursuant to the incentive award plan. These awards each had a grant date fair value of $50,000.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information regarding RAIT’s equity compensation plans as of December 31, 2015.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights		(b) Weighted Average Exercise Price of Outstanding Options, Warrants, and Rights		(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a))
Equity compensation plans approved by security holders	340,287	(1)	$	n/a	2,738,956	(2)
Equity compensation plans not approved by security holders	—			n/a	—

Total	340,287				2,738,956

(1)	All common shares that would be issuable upon the exercise of SARs outstanding under the incentive award plan at December 31, 2015, or the outstanding SARs, assuming all of the SARs were vested and the compensation committee determined to settle all SARs exercises with common shares, have been excluded since the exercise price of all outstanding SARs is above the NYSE closing price on December 31, 2015 of $2.70 per common share. The outstanding SARs are comprised of (a) 806,500 SARs, or the 1/24/12 SARs, awarded January 24, 2012 with an exercise price of $5.68 that vested in three equal annual installments and remained outstanding at December 31, 2015; (b) 879,167 SARs, or the 1/29/13 SARs, awarded January 29, 2013 with an exercise price of $6.89 that vest in three equal annual installments and remained outstanding at December 31, 2015; (c) 740,700 SARs, or the 1/29/14 SARs, awarded January 29, 2014 with an exercise price of $8.29 that vest in three equal annual installments and remained outstanding at December 31, 2015; and (d) 1,073,250 SARs, or the 2/10/15 SARs, awarded February 10, 2015 with an exercise price of $7.23 that vest in three equal annual installments and remained outstanding at December 31, 2015. The compensation committee has elected to settle vested outstanding SARs in common shares to the extent common shares are available under the incentive award plan and not reserved for issuance under other grants under the incentive award plan and evaluates whether to settle any SARs that are vesting in cash or common shares as needed. The compensation committee will settle SARs in cash to the extent common shares are not available under the incentive award plan and so the maximum number of common shares issuable under these SARs will not exceed the number of common shares then available for issuance under the incentive award plan and not reserved for issuance under other grants under the incentive award plan. Includes the 340,287 March 2015 PSUs that remained subject to forfeiture at December 31, 2015. The terms of the March 2015 PSUs are described above under “Compensation Discussion and Analysis.” The weighted average exercise price in column (b) does not take the March 2015 PSUs into account. The number of March 2015 PSUs reflects the maximum number of common shares to be awarded if the maximum criteria is achieved. Excludes 557,192 restricted common share awards that remained subject to forfeiture at December 31, 2015 because they are neither to be issued upon exercise of outstanding options, warrants and rights nor available for future issuance.

(2)	Assumes the reduction of the number of common shares remaining issuable under the incentive award plan at December 31, 2015 by the number of common shares reported in column (a). The compensation committee periodically establishes a reserve for the number of common shares issuable with respect to the vested outstanding SARs based on the number of vested SARs at the relevant time and estimated market prices and the number of common shares issuable under the incentive award plan is reduced only by the reserves established by the compensation committee.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Our trust governance guidelines provide that our board must maintain a conflicts committee, consisting of no fewer than three members and consisting entirely of independent trustees (as defined in the trust governance guidelines). The conflicts committee is responsible, and has the sole authority and full power of the board, to approve or reject all related party transactions on behalf of RAIT. The trust governance guidelines define a related party transaction as any transaction that we would be required to disclose in our financial statement footnotes under FASB ASC Topic 850, “Related Party Disclosures”, or in our proxy statement under Item 404 of Regulation S-K, “Transactions with Related Persons, Promoters and Certain Control Persons,” as amended or interpreted. As permitted by our trust governance guidelines, the board has designated the audit committee to serve as the conflicts committee in the audit committee’s charter.

Our code of business conduct and ethics provides that all related party transactions will be reviewed and approved or rejected by the audit committee. The code provides that the board has determined that no conflict of interest exists with respect to any investment acquisition, services arrangement, transaction or other matter, including, without limitation, any related party transaction, which is approved by the audit committee and which is determined by the audit committee to be on terms comparable to those available on an arm’s-length basis from an unaffiliated third party or otherwise not creating a conflict of interest. If the audit committee finds a conflict of interest to exist with respect to a particular matter, including a related party transaction, that matter is prohibited unless a waiver of this policy is approved under the waiver process described in the code. Subject to this audit committee review process, the code provides that the board has determined that RAIT may enter into any contract or transaction of any kind with any person subject to the code or agent of RAIT or any of their affiliates, whether or not any of them has a financial interest in the transaction, as permitted by Article IX, Section 5 of our declaration of trust. The code provides that any waiver of the code may be made only by the audit committee. Any such waiver for executive officers, those persons described in Item 5.05 of Form 8-K or trustees will be promptly publicly disclosed to the extent required by law or stock exchange regulation.

The audit committee may, in its discretion, engage independent advisors and legal counsel to assist it in its review when it deems it advisable. Our internal financial and legal staff are primarily responsible for the development and implementation of processes and controls to obtain information from the trustees and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether the transaction needs to be reviewed under the processes described above.

In the ordinary course of our business operations, we have ongoing relationships and have engaged in transactions with the related entities described below. We describe in this section relationships or transactions in which the amount involved exceeds $120,000 since January 1, 2015. All of these relationships and transactions were approved or ratified by the audit committee as being on terms comparable to those available on an arm’s-length basis from an unaffiliated third party or otherwise not creating a conflict of interest.

On October 1, 2012, we entered into a securities purchase agreement, or the purchase agreement, with ARS VI Investor I, LP (formerly ARS VI Investor I, LLC), or the investor, an affiliate of Almanac Realty Investors, LLC, or Almanac. Andrew M. Silberstein serves as a trustee on our board of trustees, as designated pursuant to the purchase agreement. Mr. Silberstein is an equity owner of Almanac and an officer of the investor and holds indirect equity interests in the investor. The transactions pursuant to the purchase agreement are described in Note 11 of the financial statements included with our annual report. In four closings under the purchase agreement in October, November and December of 2012 and in March of 2014, we have sold to the investor for an aggregate purchase price of $100.0 million the following securities, in the aggregate: (i) 4,000,000 Series D preferred shares, (ii) common share purchase warrants, or the warrants, initially exercisable for 9,931,000 common shares (which have subsequently adjusted to 11,014,048 common shares as of the date of the filing of the annual report), and (iii) common share appreciation rights, or the investor SARs, initially with respect to up to 6,735,667 common shares (which have subsequently adjusted to 7,470,241 common shares as of the date of the filing of the annual report). We are not obligated to issue in excess of 9,931,000 common shares upon exercise of the warrants if such issuance would require shareholder approval under the NYSE listing requirements and we would settle any excess common shares with their fair value in cash. The investor SARs are settled only in cash and not in common shares. Almanac receives fees in connection with its investments made pursuant to the purchase agreement. In September 2015, we amended the purchase agreement with Almanac related to the Series D preferred shares. This amendment changed two of the covenants therein. As consideration for this amendment, we paid Almanac $450,000.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers, trustees and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC and to furnish RAIT with copies of all such reports.

Based solely on our review of the reports received by us, or representations from certain reporting persons that no Form 5 filings were required for those persons, we believe that during fiscal 2015, no officers, trustees or beneficial owners failed to file reports of ownership and changes of ownership on a timely basis, except that Mr. Brown filed one late report relating to one transaction. As of the date of this proxy statement, we believe that all reports of ownership and changes in ownership required to be filed with the SEC relating to transactions in fiscal 2015 have been filed.

SHAREHOLDER PROPOSALS AND NOMINATIONS

Under rules promulgated by the SEC, holders of common shares who desire to submit proposals for inclusion in the proxy statement of RAIT for its 2017 annual meeting of shareholders, subject to compliance with the eligibility standards specified in such rules, must submit such proposals to the Secretary of RAIT by December 19, 2016. The proxy for the 2017 annual meeting of shareholders may confer discretionary authority to vote on any matters brought before that meeting where:

•

RAIT receives notice of the proposal by March 4, 2017 and advises shareholders in the 2017 proxy statement about the nature of the proposal and how management intends to vote on the proposal, subject to exceptions, or

•	RAIT has not received notice of the matter by March 4, 2017.

According to our by-laws, only such persons as are duly nominated by

•	the incumbent trustees or

•

a shareholder who is entitled to vote at the annual meeting of shareholders and who has filed such shareholder’s nominations with the Secretary of RAIT at least twenty days before the time scheduled for said meeting, shall be eligible for election.

A shareholder who wishes to submit recommendations for trustee candidates to the nominating committee should send a written recommendation to our executive offices, attention: nominating committee chairman. The shareholder must represent that the shareholder is a shareholder of RAIT and the shareholder will remain so through the date of the relevant annual meeting of shareholders of RAIT and, if the shareholder is not a record owner of common shares, provide such information about the record owner as RAIT may request. The recommendation must also include the written consent of the person so recommended, or the recommended person, to serve as a trustee if nominated and elected. The shareholder and the recommended person must also provide such additional information as the nominating committee may request, including any information requested concerning their respective backgrounds and relationships with one another and RAIT and concerning the qualifications of the recommended person. All shareholder recommendations received by the nominating committee will begin to be reviewed at the first meeting of the nominating committee held after receipt of the recommendation and any additional information requested by the nominating committee. The nominating committee expects to consider nominees recommended by security holders for the 2016 annual meeting if submitted as described above by November 1, 2016 in order that the submission may be considered by the nominating committee in its deliberations to determine its recommendations to the board regarding persons to be nominated by the board for election to the board at such annual meeting.

ANNUAL REPORT AND REPORT ON FORM 10-K

Our 2015 Annual Report to Shareholders, including the financial statements and management’s discussion and analysis of financial condition and results of operations for the year ended December 31, 2015, was sent to shareholders of record as of March 28, 2016. Shareholders of record as of March 28, 2016, and beneficial owners of the common shares on that date, may obtain from us, without charge, a copy of our most recent Annual Report on Form 10-K filed with the SEC, exclusive of the exhibits thereto, by a request in writing. We will also furnish any exhibit to the Annual Report upon the payment of reasonable fees relating to our expenses in furnishing the exhibit. Such requests should be directed to RAIT, at its Philadelphia address stated herein, and to the attention of the Secretary. Beneficial owners must include in their written requests a good faith representation that they were beneficial owners of the common shares on March 28, 2016.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held on May 24, 2016. The notice of annual meeting, proxy statement and RAIT’s annual report on Form 10-K for the fiscal year ended December 31, 2015 are available on RAIT’s website at

http://www.snl.com/irweblinkx/FinancialDocs.aspx?iid=113624.

By order of the Board of Trustees

/S/ ANDERS LAREN
Anders Laren,
Secretary

April 14, 2016

APPENDIX A

GUIDELINES OF RAIT FINANCIAL TRUST AUDIT COMMITTEE

FOR PRE-APPROVAL OF INDEPENDENT AUDITOR SERVICES

The Audit Committee (the “Committee”) of RAIT Financial Trust (“RAIT”) has adopted the following guidelines regarding the engagement of RAIT’s independent auditor to perform services for RAIT:

For audit services, the independent auditor will provide the Committee with an engagement letter with respect to any fiscal year sufficiently in advance of the fourth quarterly meeting of the Committee immediately preceding the end of that fiscal year, if practicable, and otherwise by the first quarterly meeting of the Committee in the following fiscal year outlining the scope of the audit services proposed to be performed relating to the fiscal year to be audited, together with a fee proposal which may include a range of fees. If agreed to by the Committee, this engagement letter and associated fee(s) will be formally accepted by the Committee at or before either its fourth or first quarterly Committee meeting.

For non-audit services, RAIT management will submit to the Committee for approval any non-audit services that it recommends the Committee engage the independent auditor to provide for any fiscal year. RAIT management and the independent auditor will each confirm to the Committee that any non-audit service so submitted is permissible under all applicable legal requirements, including the listing requirements of the NYSE. In addition to these planned non-audit services, a budget estimating the expense of any such non-audit service for that fiscal year will be provided. The Committee will approve both the permissible non-audit services and the budget for such services. The Committee will be informed routinely as to the non-audit services actually provided by the independent auditor pursuant to this pre-approval process.

To ensure prompt handling of unexpected matters, the Committee delegates to its Chairman or, if the Chairman is not reasonably available, any other member of the Committee, the authority to amend or modify the list of approved permissible non-audit services and fees. The Chairman or such other member, as the case may be, will report action taken to the Committee at the next Committee meeting.

The independent auditor must ensure that all audit and non-audit services provided to RAIT have been approved by the Committee. The Chief Financial Officer will be responsible for tracking all independent auditor fees against the budget for such services and report at least quarterly to the Audit Committee.

A-1

APPENDIX B

Below are the 2015 performance metrics used in determining the Quantitative Bonus Award portion of the 2015 Target Cash Bonus Awards. All amounts in thousands, except per share information.

Cash Available for Distribution, CAD

		For the Year Ended December 31, 2015
		Amount	Per Share (1)
Cash Available for Distribution:
Net income (loss) allocable to common shares		$7,158	$0.08
Adjustments:
Depreciation and amortization expense		73,868	0.87
Change in fair value of financial instruments		(11,638)	(0.14)
(Gains) losses on assets		(12,204)	(0.14)
TSRE financing extinguishment and employee separation expenses		27,508	0.32
(Gain) loss on IRT merger with TSRE		(64,604)	(0.76)
(Gains) losses on deconsolidation of VIEs		—	—
(Gains) losses on extinguishment of debt		—	—
T8 and T9 securitizations, net effect		—	—
Straight-line rental adjustments		95	0.00
Share-based compensation		4,466	0.05
Acquisition and integration expenses		16,527	0.19
Origination fees and other deferred items		35,659	0.42
Provision for losses		8,300	0.10
Asset impairment		8,179	0.10
Noncontrolling interest effect of certain adjustments		1,750	0.02

Cash Available for Distribution		$95,064	$1.11

Adjustments*:
Total CAD from REO Sales	$28,102
Less: IRT REO Sale (RAIT’s portion)	(590)

Actual CAD from REO sales subject to limitation		(27,512)	(0.32)
Plus Permitted CAD from REO sales		22,236	0.26

CAD, for purposes of the ECP		$89,789	$1.05

(1)	Based on 85,524,073 weighted-average shares outstanding for the year ended December 31, 2015

B-1

Adjusted Book Value (ABV)

	As of December 31, 2015		As of December 31, 2014
	Amount	Per Share (1)	Amount	Per Share (1)
Total shareholders’ equity	$404,528	$4.42	$373,545	$4.53
Liquidation value of preferred shares characterized as equity (2)	(232,187)	(2.54)	(217,603)	(2.64)
Book Value	172,341	1.88	155,942	1.89
Adjustments
Derivative liabilities	4,727	0.05	20,051	0.24
Fair value for warrants and investor SARs	26,200	0.29	35,384	0.43
Accumulated depreciation and amortization	283,479	3.10	220,577	2.67
Valuation of recurring collateral, property management fees and other items (3)	99,645	1.09	76,092	0.93
Total adjustments	414,051	4.53	352,104	4.27
Adjusted book value	$586,392	$6.41	$508,046	$6.16

Change in ABV per share during 2015				0.25
Less portion of REO gains excluded from 2015 CAD				0.06
Change in ABV per share during 2015, for purposes of ECP				0.19

(1)	Based on 91,856,767 and 82,506,606 shares outstanding as December 31, 2015 and 2014, respectively.

(2)	Based on 5,306,084 and 4,775,569 Series A preferred shares, 2,340,969 and 2,288,465 Series B preferred shares, and 1,640,425 and 1,640,100 Series C preferred shares outstanding as of December 31, 2015 and 2014, respectively, all of which have a liquidation preference of $25.00 per share.

(3)	Includes the estimated value of (a) property management fees to be received by us from RAIT Residential, Urban Retail, RAIT I and RAIT II, and (b) the value ascribed to the fees from our fixed-rate CMBS loan sale business and advisory fees to be received by RAIT from IRT.

Return on Equity (ROE)

	Per Share
December 31, 2014 ABV	$6.16
December 31, 2015 ABV	$6.35	*
Average ABV	$6.26
CAD	$1.05	*
ROE	16.8%

*	Assumes 6 cents of REO gains are excluded as the ECP limits the amount of CAD that may result from the gain on sale of RAIT owned real property to $0.26 per share.

B-2

APPENDIX C

ANNUAL MEETING OF SHAREHOLDERS OF

RAIT FINANCIAL TRUST

May 24, 2016

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 24, 2016:

The notice of annual meeting, proxy statement and annual report to shareholders are available at http://www.snl.com/irweblinkx/FinancialDocs.aspx?iid=113624

Please mark, sign, date and

mail your proxy card

promptly in the enclosed

envelope.

Please detach along perforated line and mail in the envelope provided.

¢	000333333333300000005 5	052416

PLEASE MARK, SIGN, DATE AND MAIL YOUR PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER SPECIFIED HEREIN BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED “FOR” ALL NOMINEES LISTED AND “FOR” APPROVAL OF KPMG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR RAIT FINANCIAL TRUST FOR FISCAL 2016. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY TO VOTE WITH RESPECT TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT, POSTPONEMENT OR CONTINUATION THEREOF. BY EXECUTING THIS PROXY, THE UNDERSIGNED HEREBY REVOKES ALL PRIOR PROXIES.	1.	ELECTION OF TRUSTEES	FOR	AGAINST	ABSTAIN
		Scott F. Schaeffer	☐	☐	☐
		Andrew Batinovich	☐	☐	☐
		Edward S. Brown	☐	☐	☐
		Frank A. Farnesi	☐	☐	☐
		S. Kristin Kim	☐	☐	☐
		Michael J. Malter	☐	☐	☐
		Jon C. Sarkisian	☐	☐	☐
		Andrew M. Silberstein	☐	☐	☐
		Murray Stempel, III	☐	☐	☐
	2.	PROPOSAL TO APPROVE THE SELECTION OF KPMG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2016 FISCAL YEAR.	☐	☐	☐

	3.	To transact such other business as may properly come before the Meeting or any adjournment, postponement or continuation thereof.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

¢	Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

¢

		0	¢

RAIT FINANCIAL TRUST

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE

BOARD OF TRUSTEES OF RAIT FINANCIAL TRUST

The undersigned hereby appoints Scott F. Schaeffer and James J. Sebra, and each of them, as and for the proxies of the undersigned, each with the power to appoint such proxy’s substitute, and hereby authorizes them, or any of them, to vote all of the Common Shares of Beneficial Interest of RAIT Financial Trust held of record by the undersigned on March 28, 2016 at the Annual Meeting of Shareholders of RAIT Financial Trust, to be held at 9:00 A.M. on Tuesday, May 24, 2016 in the Davos Room at the Hub at Commerce Square, 2001 Market Street, Suite 210, Philadelphia, Pennsylvania 19103, and at any and all adjournments, postponements or continuations thereof as set forth on the reverse side hereof. If you wish to attend the annual meeting and vote in person, you may contact RAIT’s Investor Relations at (215) 243-9000 for directions. Each of the Proposals in this proxy is proposed by RAIT Financial Trust. These Proposals are not related to or conditioned on the approval of other matters.

(Continued and to be signed on the reverse side)

¢	1.1	14475	¢

ANNUAL MEETING OF SHAREHOLDERS OF

RAIT FINANCIAL TRUST

May 24, 2016

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

Vote online until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

COMPANY NUMBER
ACCOUNT NUMBER

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 24, 2016:

The notice of annual meeting, proxy statement and annual report to shareholders are available at http://www.snl.com/irweblinkx/FinancialDocs.aspx?iid=113624

              Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet.

¢	00033333333330000000 5	052416

PLEASE MARK, SIGN, DATE AND MAIL YOUR PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER SPECIFIED HEREIN BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED “FOR” ALL NOMINEES LISTED AND “FOR” APPROVAL OF KPMG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR RAIT FINANCIAL TRUST FOR FISCAL 2016. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY TO VOTE WITH RESPECT TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT, POSTPONEMENT OR CONTINUATION THEREOF. BY EXECUTING THIS PROXY, THE UNDERSIGNED HEREBY REVOKES ALL PRIOR PROXIES.	1.	ELECTION OF TRUSTEES	FOR	AGAINST	ABSTAIN
		Scott F. Schaeffer	☐	☐	☐
		Andrew Batinovich	☐	☐	☐
		Edward S. Brown	☐	☐	☐
		Frank A. Farnesi	☐	☐	☐
		S. Kristin Kim	☐	☐	☐
		Michael J. Malter	☐	☐	☐
		Jon C. Sarkisian	☐	☐	☐
		Andrew M. Silberstein	☐	☐	☐
		Murray Stempel, III	☐	☐	☐

	2.	PROPOSAL TO APPROVE THE SELECTION OF KPMG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2016 FISCAL YEAR.	☐	☐	☐
	3.	To transact such other business as may properly come before the Meeting or any adjournment, postponement or continuation thereof.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

¢	Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

¢